AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into this 14th day of April, 2004 by and among (a) I.Q. Biometrix, Inc., a Delaware corporation ("IQB"), and Wherify Acquisition, Inc., a newly-formed wholly-owned subsidiary of IQB established under the laws of the state of California (the "Merger Sub"), on the one hand, and (b) Wherify Wireless, Inc., a California corporation ("Wherify"), on the other hand (each a "Party" and collectively, the "Parties").

                                    RECITALS:

      WHEREAS, the Board of Directors of IQB, Wherify and Merger Sub deem it advisable and in the best interests of each corporation and its stockholders or shareholders that IQB combine with Wherify in order to advance the long-term business interests of IQB and Wherify;

      WHEREAS, the business combination of IQB and Wherify shall be effected through a merger (the "Merger") of the Merger Sub with and into Wherify in accordance with the terms of this Agreement, and the California Corporations Code (the "CCC"), as a result of which Wherify shall become a wholly owned subsidiary of IQB;

      WHEREAS, concurrently with the execution and delivery of this Agreement or within 48 hours thereafter, and as a condition and inducement to IQB's willingness to enter into this Agreement, the shareholders of Wherify listed on Schedule A have entered into Shareholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Wherify Shareholder Agreements"), pursuant to which such shareholders have, among other things, agreed to give IQB a proxy to vote all of the shares of capital stock of Wherify that such shareholders own in connection with the Merger;

      WHEREAS, concurrently with the execution and delivery of this Agreement or within 48 hours thereafter, and as a condition and inducement to Wherify's willingness to enter into this Agreement, the stockholders of IQB listed on Schedule B have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "IQB Stockholder Agreements"), pursuant to which such stockholders have, among other things, agreed to give Wherify a proxy to vote all of the shares of capital stock of IQB that such shareholders own in connection with the Merger; and;

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        "Acquisition Proposal" means (i) any inquiry, proposal or offer for (A) the dissolution or liquidation of IQB or any of its Subsidiaries or (B) a merger, consolidation, tender offer, recapitalization, share exchange or other business combination involving 25% or more of IQB's equity securities, (ii) any proposal for the issuance by IQB of over 25% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 25% of the equity securities or consolidated total assets of IQB, in each case other than the Merger contemplated by this Agreement.

      "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or suit, litigation, proceeding, arbitration, audit or investigation by or before any Governmental Entity.

      "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

      "Ancillary Agreements" shall mean the Certificate of Merger, each Wherify Shareholder Agreement, each IQB Stockholder Agreement, the Lock-up Agreement, the officers' certificates delivered pursuant to Sections 12.2(a) and 12.3(a), and each employment agreement provided for in Section 10.3.

      "Assets" shall mean, with respect to any Person, the right, title and interest of such Person, in their properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

      (a)   all Contracts;

      (b)   all Fixtures and Equipment;

      (c)   all Facilities;

      (d)   all inventory;

      (e)   all Books and Records;

      (f)   all Intellectual Property;

      (g)   all Permits;

      (h) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

      (i)   all cash, accounts receivable, deposits and prepaid expenses; and

      (j)   all goodwill.

      "Benefit Arrangement" shall mean any employment, consulting or severance arrangement or policy and each plan, arrangement, program, agreement or commitment providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is or has been entered into, maintained, contributed to or required to be contributed to by a Party or an ERISA Affiliate of a Party or under which a Party or any ERISA Affiliate of a Party may incur any liability or obligation, and (c) covers any employee, former employee, consultant or director of a Party or any ERISA Affiliate of a Party (with respect to their relationship with such entities).

      "Books and Records" shall mean, with respect to any Person, (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the business of such Person and (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the business of such Person, in each case whether maintained as hard copy or stored in computer memory.

      "California Securities Law" shall mean the California Corporate Securities Law of 1968, as amended.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., as amended.

      "Certificate" shall mean an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Wherify Capital Stock.

      "CCC" shall mean the California Corporations Code.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

      "Contracts" means, with respect to any Person, all agreements, contracts, obligations, binding commitments and binding arrangements (a) to which such Person is a party, (b) under which such Person has any rights, (c) under which such Person has any Liability or (d) by which such Person or any Asset of such Person is bound, including, in each case, all amendments, modifications and supplements thereto.

      "Daily Per Share Price" shall mean, for any trading day, the last reported sale price per share of IQB Common Stock as reported on the Over-the-Counter Bulletin Board (or such successor reporting agency that reports trading in IQB Common Stock) for that day.

      "DGCL" shall mean the Delaware General Corporation Law.

      "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans, Welfare Plans and Employment Agreements.

      "Encumbrances"  shall  mean  any  lien,  pledge,  option,  right  of first
refusal,  charge,   easement,   security  interest,  deed  of  trust,  mortgage,
right-of-way, covenant, condition, restriction or encumbrance of third parties.

      "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to: (a) the preservation or reclamation of natural resources, (b) releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; (c) the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (d) the treatment, storage, disposal or management of Hazardous Materials; (e) exposure to toxic, hazardous or other controlled, prohibited or regulated substances; or (f) the transportation, release or any other use of Hazardous Materials, including
CERCLA, EPCRA, HTMA, RCRA, TSCA, the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

      "EPCRA" shall mean the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq., as amended.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean, with respect to a party, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of "affiliated service group" with, the party as defined in Section 414(b) or (c) of the Code or, solely for the purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, as defined in Section 414(m) or (o) of the Code.

      "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Ratio" shall mean a fraction (expressed as a decimal and rounded to the nearest ten-thousandth of a share), determined by dividing:

            (a) the number of Issuable IQB Shares; by

            (b) the fully diluted number of shares of Wherify Common Stock outstanding immediately prior to the Merger after giving effect to the conversion of all outstanding Wherify Preferred Stock into Wherify Common Stock and after giving effect to the conversion of all outstanding warrants and other rights to acquire Wherify Capital Stock into shares of Wherify Capital Stock and the subsequent conversion of such Wherify Capital Stock into Wherify Common Stock, if applicable, but excluding and not giving effect to the exercise of all outstanding options to acquire Wherify Common Stock held by individuals who are employees and members of the Board of Directors of Wherify immediately prior to the Effective Time.

      "Facilities"  shall  mean,  as  to  any  Person,   all  plants,   offices,
manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or used by such Person.

      "Financing Shares" shall mean shares of IQB Common Stock issued after the date of this Agreement to one or more bona fide third party purchasers in an equity financing pursuant to which IQB sells shares of its Common Stock with the principal purpose of raising capital and with a minimum per share purchase price of $1.00.

      "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or used by such Person and located in, at or upon the Facilities of such Person.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

      "Governmental Entity" shall mean any court, regulatory or administrative agency, commission or other governmental authority, body or instrumentality, domestic or foreign.

      "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under applicable Environmental Laws or the release of which is regulated under applicable Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; a "chemical substance or mixture" as defined in TSCA; crude oil or petroleum products; radioactive materials, including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons; and radon.

      "HTMA" shall mean the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq., as amended.

      "IQB Common Stock" shall mean the Common Stock, par value $0.01 per share, of IQB.

      "Intellectual Property" shall mean all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications, extensions or renewals for registration thereof, (c) U.S. and foreign copyrights and registrations and applications, extensions or renewals for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications, extensions or renewals for registration thereof, (e) trade secrets, (f) inventions, formulae, tools, methods, processes, designs, know-how or other data or information, (g) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (h) World Wide Web addresses, domain names and sites; (i) copies and tangible embodiments of any of the items described in the foregoing (a) through (g); and (j) licenses of any rights with respect to any of the items described in the foregoing (a) through (i).

      "IRS" shall mean the United States Internal Revenue Service or any successor agency.

      "Issuable IQB Shares" shall mean a number of shares of IQB Common Stock equal to four multiplied by the sum of (i) shares of IQB Common Stock issued and outstanding immediately prior to the Effective Time; and (ii) shares of IQB Common Stock issuable upon exercise of warrants and conversion of debentures and other rights to acquire shares of IQB Common Stock outstanding immediately prior to the Effective Time, excluding (A) shares of IQB Common Stock issuable upon exercise of stock options outstanding immediately prior to the Effective Time and held by individuals who are employees of IQB immediately prior to the Effective Time; and (B) the Financing Shares.

      "Knowledge" shall mean with respect to any Person, the actual knowledge of such Person after the due inquiry of a prudent individual in similar circumstances. Wherify shall be deemed to have "Knowledge" of a particular fact or other matter if any of its directors, officers or employees has Knowledge of such fact or other matter. IQB shall be deemed to have "Knowledge" of a particular fact or other matter if any of its directors, officers or employees has Knowledge of such fact or other matter.

      "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

      "Material Adverse Effect" shall mean, with respect to a Person, any event, fact or circumstance that has substantial adverse effect or substantial adverse change in the assets, liabilities, business, operations, results of operations or condition (financial or otherwise) of such Person, taken as a whole, or, if such Person is a Party, on the ability of such Person to consummate the transactions contemplated hereby; provided, however, that any adverse change, event, circumstance or development with respect to, or effect resulting from (A) general economic conditions or conditions generally affecting the Party's industry, except in either case to the extent such Party is materially disproportionately affected thereby, (B) the announcement or pendency of the Merger or any other transactions expressly contemplated hereby, (C) compliance with the terms and conditions of this Agreement, (D) a change in the stock price or trading volume of IQB Common Stock, provided that clause (D) shall not exclude any underlying effect which may have caused such change in stock price or trading volume or failure to meet published revenue or earnings projections,
(E) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof or (F) the continued incurrence of losses by IQB shall not in and of itself constitute, or otherwise be considered in determining whether there exists, a Material Adverse Effect.

      "Multiemployer  Plan" shall mean any  "multiemployer  plan," as defined in
Section 3(37) of ERISA, (a) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability or obligation and (b) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

      "Party  Contract"  with  respect  to a  party  shall  mean  the  following
Contracts:

            (a) all written management, compensation, employment or other Contracts entered into with any executive officer, director or key employee of such party;

            (b) all Contracts which provide for Liability to the party in excess of $25,000.00, which are not terminable by such party on less than 30 days notice;

            (c) all contracts under which such party has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability, in each case in an amount greater than $25,000.00 and in the aggregate more than $50,000.00;

            (d) all Contracts providing for indemnification of any Person with respect to Liabilities relating to any current or former business of such party, other than customary indemnification provisions contained in Contracts for the purchase of supplies or the sale of inventory in the ordinary course of business, in an individual amount or potential amount greater than $25,000.00 or in the aggregate more than $50,000.00;

            (e) all Contracts under which such party has directly or indirectly guaranteed any Liabilities of any Person in an individual amount or potential amount greater than $25,000.00 or in the aggregate more than $50,000.00;

            (f) all Contracts which limit the ability of such party to compete in any line of business or with any Person or in any geographic area or which limit the ability of such party with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

            (g) all Contracts concerning a partnership, joint venture or joint development;

            (h) all Contracts relating to acquisitions or dispositions of any business or product line;

            (i) all material Contracts pursuant to which such party has agreed to pay a rebate other than any such Contracts entered in the ordinary course of business consistent with past practice;

            (j) all material Contracts pursuant to which such party has licensed from or to a third party any Intellectual Property (except any such agreements relating to commercially available off the shelf software);

            (k) all Contracts providing for or granting an Encumbrance upon any material Asset of such party (other than a Permitted Encumbrance);

            (l) all Contracts providing for or containing confidentiality and non-disclosure obligations (other than standard non-disclosure forms signed by employees generally); and

            (m) all other material Contracts.

      "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a) which a Party or any ERISA Affiliate of a Party maintains, administers, contributes to or is required to contribute to, or has been maintained, administered or contributed to or required to be contributed to, or under which a Party or any ERISA Affiliate of a Party may incur any liability and (b) which covers any employee or former employee of a Party or any ERISA Affiliate of a Party (with respect to their relationship with such entities).

      "Permits" means all consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals issued, granted, given, or otherwise made available by any Governmental Entity.

      "Permitted Encumbrances" shall mean (a) those Encumbrances that result from all statutory or other liens for Taxes or assessments (1) which are not yet due and payable or (2) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP; (b) those Encumbrances that result from any cashiers', landlords', workers', mechanics', carriers', materialmen's, suppliers' or repairers' lien and other similar Encumbrances imposed by law or incurred in the ordinary course of business in respect of obligations which are not overdue; (c) those Encumbrances imposed by any law, rule, regulation, ordinance or restriction promulgated by any Governmental Entity, other than those created by agreement with a Governmental Entity; (d) those Encumbrances that result from all leases, subleases or licenses to which Wherify or IQB is a party; (e) any title exception set forth Section 1(a) of the Wherify or IQB Disclosure Schedule; and (f) all other Encumbrances which, individually, or in the aggregate, do not detract from or interfere with or impair the use, value or marketability of the Asset subject thereto or affected thereby or the conduct of the Company's business.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

      "Prohibited  Transaction"  means a transaction  that is  prohibited  under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

      "Qualifying Proposal" means a Superior Proposal or an Acquisition Proposal that constitutes or, in the good faith judgment of the Board of Directors of IQB, after consultation with outside counsel and its independent financial advisor, would reasonably be expected to result in a Superior Proposal.

      "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended.

      "Representative"  shall mean,  with respect to any Person,  that  Person's
officers,   directors,   employees,   financial   advisors,   agents   or  other
representatives.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Stock Price" shall mean the average of the Daily Per Share Prices for the ten consecutive trading days ending on the trading day two days prior to the date on which such price is to be determined.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association or other entity, of which (a) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (b) such Person is a general partner, manager or managing member or (c) such Person holds a majority of the equity economic interest.

      "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire all or substantially all of the equity securities or assets of IQB, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, on terms which the IQB Board determines in its good faith judgment to be more favorable from a financial point of view to the stockholders of IQB than the transactions contemplated by this Agreement (after consultation with respect thereto with its independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement.

      "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TSCA" shall mean the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., as amended.

      "Wherify Capital Stock" shall mean the Wherify Common Stock, Wherify Series A Preferred Stock, Wherify Series B Preferred Stock and the Wherify Series C Preferred Stock.

      "Wherify Common Stock" shall mean the common shares, no par value, of Wherify.

      "Wherify Series A Preferred Stock" shall mean the Series A Preferred Stock, no par value, of Wherify.

      "Wherify Series B Preferred Stock" shall mean Series B Preferred Stock, no par value, of Wherify.

      "Wherify Series C Preferred Stock" shall mean the Series C Preferred Stock, no par value, of Wherify.

      "Wherify Shareholders" mean the holders of Capital Stock of Wherify immediately prior to the Effective Time and the holders of outstanding rights to acquire Wherify Capital Stock pursuant to the exercise of outstanding warrants and other rights to acquire Wherify Capital Stock but excluding the holders of rights to acquire Wherify Capital Stock upon exercise of outstanding stock options pursuant to the 1999 Stock Plan.

      "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (a) which Wherify or IQB or any ERISA Affiliate of Wherify or IQB maintains, administers, contributes to or is required to contribute to, or under which Wherify or IQB or any ERISA Affiliate of Wherify or IQB may incur any liability or obligation and (b) which covers any employee or former employee, consultant or director of Wherify or IQB or any ERISA
Affiliate of Wherify or IQB (with respect to their relationship with such entities).

                          Table of Other Defined Terms

                                                      Cross Reference
Terms                                                 in Agreement

1999 Stock Option Plan                                Section 5.2
Agreement                                             Preamble
Alternative Acquisition Agreement                     Section 10.1(b)
Certificate of Merger                                 Section 2.2
Closing                                               Section 2.4
Closing Date                                          Section 2.4
Combined Company                                      Section 2.1
Confidentiality Agreement                             Section 10.9
Constituent Corporations                              Section 2.1
Department                                            Section 10.12(b)
Dissenting Shares                                     Section 4.1
Effective Time                                        Section 2.2
Expenses                                              Section 10.11
Fairness Hearing                                      Section 10.12(b)
Governmental Approvals                                Section 10.16(a)
IQB Disclosure Schedule                               Article VII
IQB Indemnified Party                                 Section 9.4
IQB Insurance Policies                                Section 7.16(a)
IQB Leased Real Property                              Section 7.7(f)
IQB Occupancy Agreements                              Section 7.7(e)
IQB Owned Real Property                               Section 7.7(e)
IQB Reference Balance Sheet                           Section 7.6
IQB SEC Report                                        Section 7.5
IQB Stockholders Meeting                              Section 5.8(d)
Lockup Agreement                                      Section 8.7
Lost Stock Affidavit                                  Section 3.5(c)
Merger                                                Recitals
Merger Sub                                            Preamble
Merger Sub Disclosure Schedule                        Article VI
Non-Competition Agreement                             Section 6.14
Notifying Party                                       Section 10.16(b)
Party or Parties                                      Preamble
Permit                                                Section 10.13(b)
Permit Application                                    Section 10.13(b)
Proceeding                                            Section 10.10
Proxy Statement/Prospectus                            Section 2.7(d)
Reference Balance Sheet                               Section 5.8
Registration Statement                                Section 2.7(d)

Rule 145 Affiliate                                    Section 8.4
Specified Time                                        Section 10.1
Surviving Corporation                                 Section 2.1
Wherify Balance Sheet                                 Section 5.8
Wherify Disclosure Schedule                           Article V
Wherify Financial Statements                          Section 5.8
Wherify Indemnified Party                             Section 8.5
Wherify Insurance Policies                            Section 5.19
Wherify Leased Real Property                          Section 5.12(f)
Wherify Owned Real Property                           Section 5.12(e)
Wherify Reference Balance Sheet                       Section 5.8
Wherify Shareholders Meeting                          Section 5.8(d)
Wherify Stock Options                                 Section 5.2
Wherify Voting Proposal                               Section 5.5


                                   ARTICLE II
                                   THE MERGER

      2.1 THE MERGER. In accordance with the provisions of this Agreement, at the Effective Time (as hereinafter defined), the Merger Sub shall be merged with and into Wherify, which shall be the surviving corporation and shall continue its corporate existence under the laws of the State of California (the
"Surviving Corporation") unimpaired and unaffected by the Merger and the separate existence of the Merger Sub shall cease. Wherify and the Merger Sub are sometimes hereinafter collectively referred to as the "Constituent Corporations." Wherify and IQB after the Merger are sometimes hereinafter referred to as the "Combined Company." At the Effective Time, the name of IQB shall be changed to "Wherify, Inc."

      2.2 EFFECTIVE TIME. The Merger shall become effective at the time of the effective filing of a Certificate of Merger, attached hereto as Exhibit E (the "Certificate of Merger"), with the Secretary of State of California in accordance with the provisions of the CCC, or at such later time as is established by IQB and Wherify and set forth in the Certificate of Merger (the "Effective Time"). Wherify and the Merger Sub agree to file the aforementioned Certificate of Merger at the time of the Closing, as hereinafter defined or as soon as practicable thereafter.

      2.3 EFFECT OF THE MERGER.

            (a) At the Effective Time, the Surviving Corporation shall, without transfer, thereupon and thereafter possess all assets and property of every description, and every interest therein, wherever located, and the rights privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, and be subject to all of the restrictions, disabilities, and duties of each of the Constituent Corporations, and all obligations of, or belonging to, or due to, either of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed; all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority shall thereafter be the property of the Surviving Corporation as effectively as when they were the property of the Constituent Corporations, and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of the Constituent Corporations existing as of the Effective Time shall be preserved unimpaired; and all debts, liabilities, and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred for or by it; and any action or proceeding, whether civil, criminal, or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in any such action or proceeding.

            (b) All corporate acts, plans, policies, contracts, approvals, and authorizations of Wherify and its shareholders, Board of Directors, committees elected or appointed by its Board of Directors, officers, and agents that were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals, and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to Wherify.

      2.4 CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date to be specified by IQB and Wherify (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article XII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Allen Matkins Leck Gamble & Mallory LLP, 333 Bush Street, San Francisco, California or at such other place and on such other date as IQB, the Merger Sub and Wherify may mutually agree in writing.

      2.5 ARTICLES OF INCORPORATION, BYLAWS.

            (a) The Articles of Incorporation attached hereto as Exhibit C shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

            (b) The Bylaws attached hereto as Exhibit D shall be the Bylaws of the Surviving Corporation until amended as provided by law.

      2.6 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.

      2.7 SHAREHOLDER AND DIRECTOR APPROVALS.

            (a) W, IQB and the Merger Sub shall each submit the Merger and all other actions contemplated by this Agreement that require approval and adoption by their respective shareholders or stockholders, for consideration, approval and adoption at Special Meetings of Shareholders or Stockholders, as the case may be, convened as soon after the date hereof as is possible (or if feasible, by means of written consent in lieu of a Special Meeting), as set forth in
Section 10.14 below, and, with respect to IQB, subject to the receipt of a fairness opinion by the IQB Board of Directors from a reputable financial services firm or other entity, reasonably acceptable to the Board of Directors of IQB stating to the effect that, as of such date, the consideration to be received by the holders of IQB Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

            (b) In submitting the Merger to its shareholders, Wherify agrees to furnish its shareholders with copies of IQB's Annual Report on Form 10-KSB for its fiscal year ended June 30, 2003, as amended and copies of all of IQB's other filings with the SEC made thereafter. Wherify agrees to use its commercially reasonable efforts to procure from each of its shareholders such information and documentation (in form reasonably acceptable to IQB) as IQB may request and that is required by the Securities Act and the SEC to prepare and file the Registration Statement with the SEC.

            (c) The Merger Sub shall submit, for consideration, approval and adoption at a Special Meeting of Directors convened as soon prior to the Closing as is possible after the date here, the Merger and all other actions contemplated by this Agreement that require approval and adoption by the Board of Directors of the Merger Sub.

            (d) Subject to Section 10.13(b) and Section 2.7(a) above, as promptly as practicable after the execution of this Agreement, IQB, in cooperation with Wherify, shall prepare and file with the SEC a Registration Statement on Form S-4 pursuant to which the IQB Common Stock issued in connection with the Merger shall be registered under the Securities Act (the "Registration Statement"), in which the proxy statement/prospectus to be sent to the stockholders of IQB in connection with the meeting of IQB's stockholders to consider and approve the Merger (the "Proxy Statement/Prospectus") shall be included as a prospectus.

            (e) IQB and Wherify shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

                                   ARTICLE III
                              CONVERSION OF SHARES

      3.1 CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

            (a) Each share of the common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, US $.01 par value per share, of the Surviving Corporation. Each certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of a like number of shares of capital stock of the Surviving Corporation. The party's estimate of the post-Closing capitalization of the Combined Company shall be as set forth in Schedule 3.1 of the parties' Disclosure Schedules.

            (b) Each share of Wherify Capital Stock issued and outstanding immediately prior to the Effective Time (except for shares of Wherify Capital Stock held as treasury shares of Wherify or by any wholly owned subsidiary of Wherify and any shares of Wherify Capital Stock owned by IQB, the Merger Sub or any other wholly owned subsidiary of IQB, all of which shall be retired and cancelled) shall automatically be converted into and represent the right to receive that number of validly issued, fully paid and nonassessable shares of IQB Common Stock, which is equal to the Exchange Ratio. Wherify shall use its best efforts to cause the conversion of all outstanding shares of Wherify Series A Preferred Stock, Wherify Series B Preferred Stock and Wherify Series C Preferred Stock, into Wherify Common Stock prior to the Effective Time. As of the Effective Time, the shares of Wherify Capital Stock converted into IQB Common Stock pursuant to this Section 3.1(b) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Wherify Capital Stock shall cease to have any rights with respect thereto, except the right to receive the IQB Common Stock pursuant to this Section 3.1(b), any cash in lieu of fractional IQB Common Stock to be issued or paid in consideration therefor and any dividends or distributions payable pursuant to Section 3.7 upon the surrender of such certificate in accordance with Section 3.5, without interest.

            For the purpose of clarity, the parties intend that immediately after the Effective Time, the Persons who were holders of Wherify Capital Stock immediately prior to the Effective Time shall hold approximately 80% of the total shares of IQB Common Stock issued and outstanding on a fully diluted basis immediately following the Effective Time, including IQB Common Stock issuable upon exercise of warrants and conversion of debentures and other rights to acquire shares of IQB Common Stock, but excluding (A) shares of IQB Common Stock issuable upon exercise of stock options outstanding immediately prior to the Effective Time and held by individuals who are employees of IQB immediately prior to the Effective Time, (B) shares of IQB Common Stock issuable upon exercise of stock options assumed pursuant to Section 3.2 and held by individuals who are employees or members of the Board of Directors of Wherify immediately prior to the Effective Time, and (C) the Financing Shares. .

      3.2 STOCK OPTIONS. Each option to purchase shares of Wherify Common Stock (each a "Wherify Stock Option") outstanding immediately prior to the Effective Time shall be assumed by IQB and each Wherify Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Wherify Stock Option immediately prior to the Effective Time a number of shares of IQB Common Stock into which each share of Wherify Common Stock outstanding immediately prior to the Effective Time was converted at the Effective Time (rounded down to the nearest whole share) at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price of the Wherify Common Stock purchasable pursuant to such Wherify Stock Option immediately prior to the Effective Time divided by (ii) the number of full shares of IQB Common Stock purchasable pursuant to the Assumed Option.

      3.3 FRACTIONAL SHARES. IQB shall not issue fractional shares of IQB Common Stock pursuant to the provisions of 3.1(b) immediately above, but, in lieu thereof, shall make a cash payment equal to the product of the Stock Price multiplied by the fraction of a whole share represented by the fractional share.

      3.4 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any reclassification, stock split, consolidation, reverse split, stock dividend (including any dividend or distribution of securities convertible into IQB Common Stock or Wherify Capital Stock), reorganization, capital redemption or repayment, bonus issue, recapitalization or other like change with respect to IQB Common Stock or Wherify Capital Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

      3.5 EXCHANGE OF CERTIFICATES.

            (a) If the Merger is approved by the shareholders of both Wherify and the Merger Sub and the stockholders of IQB, after the Effective Time, each holder of an outstanding Certificate or Certificates may, but is not required to, surrender such Certificate or Certificates to Wherify along with such other documents as may be deemed necessary by Wherify, the Surviving Corporation or IQB effectively to surrender and exchange such Certificate or Certificates. From and after the Effective Time and until Certificates are surrendered for exchange or registration of transfer, all Certificates shall be deemed for all purposes to represent and evidence the number of shares of IQB Common Stock into which they were so converted under the terms of Section 3.1(b) of this Agreement.

            (b) After the Effective Time, whenever Certificates are presented for exchange or registration of transfer, IQB shall cause to be issued in respect thereof certificates representing the number of shares of IQB Common Stock into which the surrendered shares of Wherify Capital Stock were so converted under the terms of Section 3.1(b) of this Agreement. If certificates for IQB Common Stock are to be delivered to or in the name of a person other than the person in whose name a surrendered Certificate is registered, the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting the transfer shall pay to IQB all transfer or other taxes required by reason of the change in ownership or establish to IQB's satisfaction that such taxes have been or are not required to be paid.

            (c) If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit in form and substance satisfactory to IQB of that fact by the person claiming the certificate to be lost, stolen or destroyed ("Lost Stock Affidavit") and subject to such other conditions as IQB may reasonably impose, IQB shall issue in exchange for the lost, stolen or destroyed certificate a certificate representing the number of shares of IQB Common Stock into which the shares of Wherify Capital Stock represented by the lost, stolen, or destroyed certificate were so converted under the terms of Section 3.1(b) of this Agreement. When authorizing the issuance of the shares of IQB Common Stock in exchange therefore, IQB may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such a certificate to give IQB a bond or other indemnity in any amount reasonably satisfactory to IQB against any claim arising against IQB with respect to the stolen or destroyed certificate.

      3.6 FULL SATISFACTION. All shares of IQB Common Stock into which Wherify Capital Stock shall have been converted pursuant to this Article III shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be validly issued, fully paid, and nonassessable.

      3.7 DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions declared or made after the Effective Time with respect to IQB Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Wherify Certificate until the holder of record of such Wherify Certificate shall surrender such Wherify Certificate or Lost Stock Affidavit and comply with such other conditions that IQB may impose with respect to such Lost Stock Affidavit. Subject to the effect of applicable laws, following surrender of any such Wherify Certificate, or Lost Stock Affidavit and compliance with such other conditions that IQB may impose with respect to such Lost Stock Affidavit, there shall be issued and paid to the record holder of the Wherify Certificate, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole IQB Common Stock, without interest, and, at the appropriate payment date, the amount of dividends or other distributions having a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender that are payable with respect to such whole IQB Common Stock.

                                   ARTICLE IV
                             DISSENTING SHAREHOLDERS

      4.1 WHERIFY DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, any shares of Wherify Capital Stock which are "dissenting shares" (as defined in Section 1300(b) of the CCC) ("Dissenting Shares"), shall not be converted into or represent a right to receive IQB Common Stock pursuant to Article III, but the holder thereof shall only be entitled to such rights as are granted by the CCC. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the CCC shall receive payment from Wherify in accordance with the CCC; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in the CCC, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CCC or (iii) if neither any holder of Dissenting Shares which are shares of Wherify Capital Stock shall have filed a petition demanding a determination of the fair value of all Dissenting Shares of Wherify Capital Stock within the time provided in the CCC, such holder or holders (as the case may be) of Wherify Capital Stock shall forfeit the right to appraisal of such shares of Wherify Capital Stock.

      4.2 LOSS OF APPRAISAL RIGHTS. Notwithstanding the provisions of Section 4.1, if any holder of shares of Wherify Capital Stock who demands appraisal of such shares under the CCC shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive IQB Common Stock and cash for any fractional shares as provided in Article III, without interest thereon, upon surrender of the certificate representing such shares.

      4.3 NOTICE OF APPRAISAL RIGHTS. Wherify shall give IQB prompt notice of any written demands for appraisal of any shares of Wherify Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the CCC and received by Wherify. Wherify shall give IQB the opportunity to participate in all negotiations and proceedings with respect to such demands. Wherify shall not, except with the prior written consent of IQB, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

      4.4 IQB DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, any shares of IQB Common Stock which are "dissenting shares" (as defined in Section 1300(b) of the CCC) ("IQB Dissenting Shares") and who becomes entitled to payment therefor pursuant to the CCC shall receive payment from IQB in accordance with the CCC; provided, however, that (i) if any such holder of IQB Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in the CCC, (ii) if any such holder of IQB Dissenting Shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CCC, or
(iii) if neither any holder of IQB Dissenting Shares which shall have filed a petition demanding a determination of the fair value of all IQB Dissenting Shares within the time provided in the CCC, such holder or holders (as the case may be) of IQB Common Stock shall forfeit the right to appraisal of such shares of IQB Common Stock.

      4.5 NOTICE OF IQB APPRAISAL RIGHTS. IQB shall give Wherify prompt notice of any written demands for appraisal of any shares of IQB Common Stock, withdrawals of such demands, and any other instruments served pursuant to the CCC and received by IQB. IQB shall give Wherify the opportunity to participate in all negotiations and proceedings with respect to such demands. IQB shall not, except with the prior written consent of Wherify, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.


                                    ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF W

      Wherify represents and warrants to IQB and the Merger Sub that the statements contained in this Article V are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Wherify to IQB on or before the date of this Agreement (the "Wherify Disclosure Schedule"). The Wherify Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article V where such disclosure would be appropriate and for which the relevance of such disclosure is reasonably apparent based upon its nature and substance.

      5.1 ORGANIZATION AND STANDING OF WHERIFY. Wherify is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Wherify has full requisite corporate power and authority to carry on its business as it is now being conducted and as proposed to be conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Wherify is duly authorized and qualified to carry on its business in the manner as now conducted and as proposed to be conducted in each state in which authorization and qualification is required. Section 5.1 of the Wherify Disclosure Schedule sets forth a list of the jurisdictions in which Wherify is qualified to transact business. Wherify has made available to IQB and its representatives as requested true, correct and complete copies of the contents of Wherify's minute book, which are accurate in all material respects and set forth fully and fairly all of the Wherify's transactions. Wherify has delivered to IQB complete and accurate copies of the Articles of Incorporation and Bylaws of Wherify each as amended to date.

      5.2 CAPITALIZATION OF WHERIFY. The authorized Wherify Capital Stock consists of 10 million shares of common stock, 2,945,726 of which were issued and outstanding prior to the Effective Time, and 5,000,000 shares of preferred stock, 1,140,423 of which have been designated Series A Preferred Stock, all of which were issued and outstanding prior to the Effective Time, 555,383 of which have been designated Series B Preferred Stock, 555,382 of which were issued and outstanding prior to the Effective Time, and 2,500,000 of which have been designated Series C Preferred Stock, all of which were issued and outstanding prior to the Effective Time. The shares of Wherify Capital Stock issued and outstanding prior to the Effective Time are, and all shares of Wherify Capital Stock subject to issuance as specified in this Section 5.2 will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly and validly authorized and issued, fully paid and non-assessable, and were not or will not be issued in violation of the pre-emptive rights of any current or former shareholder. The rights, privileges and preferences of the Wherify Preferred Stock are as stated in the Articles of Incorporation of Wherify and the Merger does not and will not constitute a "Liquidity Event" under the Articles of Incorporation of Wherify. The shares of Wherify Capital Stock issued and outstanding prior to the consummation of the Merger were issued, and all secondary transfers of such shares permitted by Wherify were made, in compliance with all applicable law (including, without limitation, available exemptions from the securities offering registration requirements of federal and state law). Except for (i) reservation of a sufficient number of shares of Wherify Common Stock issuable upon conversion of the outstanding shares of Wherify Preferred Stock, (ii) 689,334 shares of Wherify Common Stock issuable upon the exercise of outstanding options ("Wherify Stock Options") and (iii) no shares reserved for future issuance pursuant to Wherify's 1999 Stock Option Plan, no warrant, call, subscription, convertible security, or commitment of any kind obligating Wherify to issue any Wherify Capital Stock exists. There is not any compensation plan applicable to any of the officers, directors, or employees of Wherify under which compensation accrued or payable is determined, in whole or in part, by reference to Wherify Capital Stock. There are no agreements or commitments obligating Wherify to repurchase or otherwise acquire any Wherify Capital Stock. Wherify has no rights of repurchase or redemption right or right of first refusal with respect to any shares of Wherify Capital Stock. The vesting of any Wherify Stock Options will not be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Wherify has provided to IQB accurate and complete copies of the Wherify 1999 Stock Plan and the forms of all stock option agreements evidencing Wherify Stock Options.

      5.3 SUBSIDIARIES AND OTHER VENTURES. Wherify has no subsidiaries or affiliated corporations, and owns no capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

      5.4 OWNERSHIP OF STOCK. All Wherify Capital Stock is and all shares of Wherify Capital Stock subject to issuance as specified in Section 5.2 above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, owned free and clear of any Encumbrances other than those Encumbrances created by or imposed upon the holders by parties other than Wherify. None of the outstanding shares of Wherify Capital Stock is subject to any voting trust, voting agreement, or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect to any such shares.

      5.5 CAPACITY TO ENTER INTO AGREEMENT. Wherify has all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements to which Wherify is a party, and all other agreements, documents and instruments to be executed in connection herewith and, subject only to the adoption of this Agreement and the approval of the Merger (the "Wherify Voting Proposal") by Wherify's shareholders under the CCC, to consummate the transactions contemplated by this Agreement. The execution and delivery by Wherify of this Agreement, the Ancillary Agreements to which Wherify is a party, and all other agreements, documents and instruments to be executed by Wherify in connection herewith have been authorized by all necessary corporate action by Wherify, other than for the approval of the shareholders of Wherify, which will be sought pursuant to this Agreement. When this Agreement, the Ancillary Agreements to which Wherify is a party, and all other agreements, documents and instruments to be executed by Wherify in connection herewith have been executed by Wherify and delivered to IQB and the Merger Sub, this Agreement, the Ancillary Agreements to which Wherify is a party, and such other agreements, documents and instruments will constitute the valid and binding agreements of Wherify enforceable against Wherify in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      5.6 CONFLICTS. Except as set forth on Schedule 5.6 hereto, the execution and delivery of this Agreement and the Ancillary Agreements, the performance by Wherify of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement hereby or thereby will not (a) violate, conflict with or result in (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any lien on Wherify's material Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license or other agreement, instrument or obligation to which Wherify is a party or by which it or any of its properties or material Assets may be bound or affected, (b) violate any statute, law, ordinance, rule, regulation or judgment, decree or order of any Governmental Entity, applicable to Wherify or any of its material Assets, (c) result in the creation of any Encumbrance upon any material Assets or business of Wherify pursuant to the terms of any Contract, permit, authorization, or any order, judgment or decree to which Wherify is a party or by which Wherify or any of its Assets are bound or encumbered, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Wherify.

      5.7 CONSENTS. Except as set forth on Schedule 5.7 hereto, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Wherify, other than for the approval of the shareholders of Wherify, which will be sought pursuant to this Agreement.

      5.8 WHERIFY FINANCIAL STATEMENTS. Wherify has delivered to IQB or its representatives copies of the following financial statements (including, in each case, any related notes and schedules) (hereinafter collectively referred to as the "Wherify Financial Statements"): the (a) unaudited balance sheet as of June 30, 2003 (the "Wherify Balance Sheet") and the unaudited statement of income and cash flows for the twelve months ending June 30, 2003 and its (b) unaudited balance sheet of Wherify at February 29, 2004 (the "Wherify Reference Balance Sheet") and the related unaudited statements of income and retained earnings and cash flows of Wherify as of such date, for the eight month period then ended, excluding the notes thereto. Except as set forth on Section 5.8 of the Wherify Disclosure Schedule hereto,

            (a) The Financial Statements are complete and correct in all material respects, present fairly the financial condition of Wherify as at the respective dates thereof, and the results of operations for the respective periods covered thereby, complied or will comply as to form in all material respects with applicable accounting requirements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to year-end adjustments and except that unaudited financial statements do not contain all required footnotes.

            (b) There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might have a Material Adverse Effect on the value, use, operation or enjoyment of the assets or business of IQB, which liabilities or obligations are not expressly set forth on the Wherify Balance Sheet or the Wherify Reference Balance Sheet;

            (c) Wherify is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise); and

            (d) The information to be supplied by or on behalf of Wherify for inclusion or incorporation by reference in the Registration Statement, shall not at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of Wherify for inclusion in the Proxy Statement/Prospectus to be sent to the stockholders of IQB in connection with the meeting of IQB's stockholders to consider and approve the Merger (the "IQB Stockholders Meeting") (which shall be deemed to include all information about or relating to IQB, Wherify's Voting Proposal and information in connection with the meeting of Wherify's shareholders to consider and approve the Merger (the "Wherify Shareholders Meeting"), shall not, on the date the Proxy Statement/Prospectus is first mailed to stockholders of IQB, or at the time of the IQB Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the IQB Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any fact or event relating to Wherify which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus should be discovered by Wherify or should occur, Wherify shall promptly inform IQB of such fact or event.

      5.9 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule
5.9 hereto, since the date of the Wherify Reference Balance Sheet, there has not been:

            (a) Any material adverse change in the financial condition, operations, business, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of Wherify, or the business of Wherify, from that shown on the Financial Statements;

            (b) Any declaration, setting aside, or payment of any distribution in respect of the equity interests in Wherify, or any direct or indirect redemption, purchase, or any other acquisition of any such interests, except for Wherify's repurchase of Wherify Common Stock from individuals following termination of their employment with Wherify pursuant to the terms of stock option or stock purchase agreements;

            (c) Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by Wherify (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

            (d) Any creation or assumption by Wherify of any Encumbrance, other than a Permitted Encumbrance, on any material Asset;

            (e) Any sale, assignment, or transfer of Wherify's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to Wherify, any capital expenditures or commitments therefore exceeding in the aggregate $15,000, any damage, destruction or casualty loss exceeding in the aggregate $15,000 (whether or not covered by insurance), or any charitable contributions or pledges;

            (f) Any amendment or termination of any Contracts to which Wherify is or was a party or to which any Assets of Wherify are or were subject, which amendment or termination has had, or may be reasonably expected to have, a Material Adverse Effect on Wherify; or

            (g) any split, combination, reclassification or other amendment of any material term of any outstanding security of Wherify;

            (h) any making of any material loan, advance or capital contribution to any Person;

            (i) any compromise, relinquishment, settlement or waiver by Wherify of a valuable right or material debt owed to it in excess of $5,000;

            (j) any resignation or termination of employment of any key employee or executive officer of Wherify and, Wherify has not received written notice of any such pending resignation or termination;

      t 12 (k) except for regularly scheduled increases in compensation or bonuses for non-professional level employees, in each case in the ordinary course of business consistent with past practice, any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any director, officer or employees or agreement or binding promise (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers or employees or severance;

            (l) any employment or severance agreement with or for the benefit of any director, officer or employee of Wherify;

            (m) any change in accounting methods, principles or practices of Wherify affecting its Assets, Liabilities or business, except immaterial changes permitted by GAAP;

            (n) any claim of wrongful discharge or other unlawful labor practice or action with respect to Wherify;

            (o) any material revaluation by Wherify of any of its Assets;

            (p) any material change or modification of any of the credit, collection or payment policies, procedures or practices of Wherify, including acceleration of collections of receivables, failure to make or delay in making collections of receivables, acceleration of payment of payables or other
Liabilities or failure to pay or delay in payment of payables or other Liabilities;

            (q) any material discount activity with customers of Wherify that has accelerated or would accelerate to pre-Closing periods sales that would otherwise in the ordinary course of business consistent with past practices be expected to occur in post-Closing periods;

            (r) any settlement or compromise of any Action involving in excess of $50,000;

            (s) Any other material transaction by Wherify outside the ordinary course of business or any other event or condition pertaining to, and that has or reasonably would be expected to have a Material Adverse Effect on Wherify; or

            (t) any agreement by Wherify or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with IQB and its representatives regarding the transactions contemplated by this Agreement).

      5.10 ASSETS. Except as set forth on Schedule 5.10 hereto,

            (a) Wherify has good and valid title to all of its material Assets, free and clear of all Encumbrances other than Permitted Encumbrances;

            (b)  All  of  Wherify's  machinery,  equipment,   appliances,  motor
vehicles and fixtures are in good operating condition and repair, subject only to ordinary wear and tear and routine maintenance items;

            (c) All of the inventories of Wherify (including, without limitation, raw materials, spare parts and supplies, work-in-process, finished goods) consist of items of a quality, condition and quantity useable and saleable in the normal course of business;

            (d) All of the accounts receivable of Wherify are valid, subsisting, and genuine, arose out of bona fide transactions and are current and collectible, subject to reserves reflected on the Wherify Reference Balance Sheet;

            (e) Real Property. Section 5.10(e) of the Wherify Disclosure Schedule sets forth a list of all real properties owned by Wherify (the "Wherify Owned Real Property"). Wherify has good and valid fee title to, and enjoys peaceful and undisturbed possession of, the Wherify Owned Real Property free and clear of any and all Encumbrances other than any Permitted Encumbrances. Except as set forth in Section 5.10(e) of the Wherify Disclosure Schedule, Wherify has not received written notice of any pending or threatened special assessment relating to the Wherify Owned Real Property. Section 5.10(e) of the Wherify Disclosure Schedule sets forth a list of all leases, licenses or other occupancy rights affecting the Wherify Owned Real Property ("Occupancy Agreements"). The Occupancy Agreements are in full force and effect and there has been no material default under such Occupancy Agreements by Wherify, or to the Knowledge of Wherify, by any other party thereto, and, to the Knowledge of Wherify, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such Occupancy Agreements;

            (f) Leased Real Property. Section 5.10(c) of Wherify Disclosure Schedule sets forth a list of all material leased real property used by Wherify (the "Wherify Leased Real Property"). Wherify has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all of Wherify Leased Real Property, free and clear of any and all Encumbrances other than any Permitted Encumbrances. There has been no material default under any lease relating to Wherify Leased Real Property by Wherify or, to the Knowledge of Wherify, by any other party and, to the Knowledge of Wherify, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such lease. Except as set forth in Section 5.10(c) of the Wherify Disclosure Schedule, Wherify has not received written notice of any pending or threatened special assessment relating to Wherify Leased Real Property; and

            (g) There are no restrictions imposed by any Contract which preclude or restrict in any material respect the ability of Wherify to use any of Wherify Owned Real Property or Wherify Leased Real Property for the purposes for which it is currently being used.

      5.11 WHERIFY PARTY CONTRACTS. Section 5.11 of the Wherify Disclosure Schedule sets forth a list of the Party Contracts of Wherify.

            (a) Except as set forth on Section 5.11(a) of the Wherify Disclosure Schedule, each Wherify Party Contract is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms against Wherify and, to the Knowledge of Wherify, against all other parties thereto; and

            (b) There is not, under any such Party Contract of Wherify any existing or prospective default or event of default by Wherify or to the Knowledge of Wherify, any other Person, or event which with notice or lapse of time, or both would constitute a default or give Wherify or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any right, obligation or remedy under any Party Contract of Wherify, except where such violation, breach, default, exercise, acceleration, cancellation, termination or modification would not reasonably be expected to have a Material Adverse Effect on Wherify, and in respect to which Wherify has not taken adequate steps to prevent a default from occurring.

      5.12 PERMITS. Section 5.12 of the Wherify Disclosure Schedule contains a complete and accurate list of all material Permits that are held by Wherify. All material Permits of Wherify are validly held by Wherify and are in full force and effect. Except as set forth on Schedule 5.12 hereto,

            (a) the Permits listed on Section 5.12 of the Wherify Disclosure Schedule, constitute all material Permits that are necessary for Wherify to carry on its business and to own and use its assets in compliance with all Laws applicable to such operation, ownership and use, and all such licenses, permits and authorizations are in good standing;

            (b) Wherify is in full compliance with and not in default or violation with respect to any term or provision of any of its material Permits;

            (c) No notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any Permit of Wherify, has been received by Wherify;

            (d) Wherify has no knowledge that the issuance of such a notice is being considered or of any facts or circumstances which form the basis for the issuance of such a notice; and

            (e) Except as set forth on Section 5.12 of the Wherify Disclosure Schedule, no material Permits of Wherify will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation by Wherify of the transactions contemplated by this Agreement or any Ancillary Agreement. Wherify has complied in all material respects with all of the terms and requirements of the material Permits of Wherify.

      5.13 INTELLECTUAL PROPERTY.

            (a) Schedule 5.13 sets forth a complete and correct list of all Intellectual Property that is owned by Wherify and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the business of Wherify other than (i) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information, and (ii) Intellectual Property that is both not registered or subject to application for registration and not material to the business of Wherify. Wherify owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property, free from any Encumbrances other than other than those Permitted Encumbrances set forth in clauses (a), (b), (c) and (e) of the definition of Permitted Encumbrances set forth in Article IQB hereof and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property comprise all of the Intellectual Property necessary for IQB to conduct and operate the business as now being conducted by Wherify.

            (b) Immediately after the Closing, Wherify will own all of the Intellectual Property and will have a right to use all other Intellectual Property Assets, free from any Liens and on the same terms and conditions as in effect prior to the Closing.

            (c) The conduct of Wherify's business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. None of the Intellectual Property is being infringed or otherwise used or available for use, by any other Person. As of the date of this Agreement, after due inquiry, none of the Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property rights.

            (d) Schedule 5.13 sets forth all  agreements,  arrangements  or laws
(i) pursuant to which Wherify has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person, and (ii) pursuant to which Wherify has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 5.13 (x) are in full force and effect in accordance with their terms and no default exists thereunder by Wherify, or by any other party thereto, (y) are free and clear of all Encumbrances other than other than those Permitted Encumbrances set forth in clauses (a), (b), (c) and
(e) of the definition of Permitted Encumbrances set forth in Article IQB hereof , and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Wherify has delivered to IQB true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 5.13. All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, Wherify in respect of any Intellectual Property are disclosed in the Financial Statements.

            (e) No claim or demand of any  Person has been made nor is there any proceeding that is pending, or threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of Wherify in respect of any Intellectual Property, (ii) asserts that Wherify is infringing or otherwise in conflict with, or is, except as set forth on Schedule 5.13, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, (iii) claims that any default exists under any agreement or arrangement listed on Schedule 5.13, or (iv) asserts that any Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property right. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or other Governmental Authority, or has been the subject of any litigation, whether or not resolved in favor of Wherify.

            (f) The Intellectual Property of Wherify has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and Wherify has taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the business of Wherify.

            (g) There are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on IQB's right to use the name and marks of the business of Wherify as presently carried on by Wherify or as such business may be extended by IQB.

            (h) There are no defects in any software embodied in the Intellectual Property that would prevent such software from performing in all material respects the tasks and functions that it was intended to perform. All of the commercially available software that is incorporated into the Owned Software can be replaced by other widely-available and similarly priced alternative commercially available software.

            (i) Neither Wherify or any predecessors in interest, made a sale or offer to sell of (i) the invention claimed in any patent application listed on
Schedule 5.13, (ii) any substantial equivalent of such inventions, or (iii) any product or service derived therefrom such invention or substantial equivalent. The invention claimed in the patent application listed on Schedule 5.13 was not in public use before January 1, 2000.

            (j) Except as set forth in Section 5.13(j) of the Wherify Disclosure Schedule, all employees of Wherify have entered into a valid and binding written agreement with Wherify sufficient to vest title in Wherify of all Intellectual Property created by such employee in the scope of his or her employment with Wherify.

      5.14 EMPLOYEES. Except as set forth on Schedule 5.14 hereto,

            (a) Wherify is not a party as an employer to any employment contract, agreement or understanding which is not terminable at will without any penalty, liquidated damages or other required payment;

            (b)  Wherify  has  satisfied  all  salaries,   wages,   unemployment
insurance premiums, worker compensation payments, income tax, FICA and other deductions and any like payments required by law; and

            (c) Wherify's employees are not unionized and there have not been, to the Knowledge of Wherify, attempts to unionize them.

      5.15 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 5.15 hereto,

            (a) Neither Wherify nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Plan;

            (b) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Plan including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement;

            (c) No Employee Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction, and neither Wherify nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Sections 4971 et. seq. of the Code, or for penalties under ERISA Section 502(c), (i) or (1) with respect to any Employee Plan nor, to the knowledge of IQB, Shareholders, is there a basis for any such claim. No officer, director or employee of Wherify has committed a breach of any material responsibility or obligation imposed upon fiduciaries by Title IQB of ERISA with respect to any Employee Plan;

            (d) Other than routine claims for benefits, there is no claim pending or threatened, involving any Employee Plan by any person against such plan or Wherify or any ERISA Affiliate. There is no pending or threatened proceeding involving any Employee Plan before the IRS, the U.S. Department of Labor or any other Governmental Entity;

            (e) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Plan;

            (f) Each Employee Plan has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. Wherify and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan. Each Employer Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status;

            (g) With respect to any group health plans maintained by Wherify or its ERISA Affiliates, whether or not for the benefit of Wherify's employees, Wherify and its ERISA Affiliate have complied in all material respects with the provisions of Part 6 of Title IQB of ERISA and 4980B of the Code. Wherify is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Plan, including without limitation any group health plan, or pursuant to any agreement or understanding; and

            (h) Wherify has made available to IQB a copy of the three (3) most recently filed federal Form 5500 series and accountant's opinion, if applicable, for each Employee Plan and all applicable IRS determination letters.

      5.16 LITIGATION. Except as set forth on Schedule 5.16 hereto,

            (a) There are no Actions instituted, pending or to the Knowledge of Wherify, threatened, against Wherify, nor are there any outstanding judgments, decrees or injunctions against Wherify or any of its Assets or any rule or order of any Governmental Entity applicable to Wherify, in each case which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Wherify.; and

            (b) There is no action, suit, proceeding, or claim pending or, to the Knowledge of Wherify, threatened against Wherify by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, nor is there any basis therefor.

      5.17 COMPLIANCE WITH LAW. Except as set forth on Schedule 5.17 hereto,

            (a) Wherify is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any Governmental Entity, including without limitation, any laws, ordinances, rules, regulations, Permits, or orders relating to the business of Wherify, or the business operations and practices, health and safety, and employment practices of Wherify except where such violation or default would not have a Material Adverse Effect on Wherify;

            (b) Wherify is not delinquent with respect to any report required to be filed with any Governmental Entity that has in the past certified or endorsed the business of Wherify except where such delinquency would not have a Material Adverse Effect on Wherify ; and

            (c) Wherify is not delinquent with respect to any reports required by private covenants or agreements to which it is a party except where such delinquency would not have a Material Adverse Effect on Wherify.

      5.18 TAXES. Wherify has delivered to IQB or its representatives as requested true, correct and complete copies of all federal, state, and other appropriate jurisdictional Tax Returns, reports, and estimates regarding Wherify. Except as set forth on Schedule 5.18 hereto,

            (a) Each of the Tax Returns is complete, proper and accurate and has been filed with appropriate governmental agencies by Wherify for each period for which such Tax Return was due;

            (b) All Taxes shown by the Tax Returns to be due and payable have been timely paid;

            (c) The unpaid Taxes of Wherify for Tax periods through the date of the Wherify Reference Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Wherify Reference Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes attributable to the period from and after the date of the Wherify Reference Balance Sheet and continuing through the Closing Date are attributable to the conduct by Wherify of its operations in the ordinary course of business and are consistent both as to type and amount with Taxes attributable to such comparable period in the immediately preceding year. All Taxes that Wherify is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (d) Wherify has not given or been requested to give, or executed, any extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period;

            (e) Wherify has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by the IRS or any other taxing authority, nor is there any basis therefor; and

            (f) The income Tax Returns of Wherify have been audited by the applicable Governmental Entity or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 5.18(f) of the Wherify Disclosure Schedule. No examination, audit or other dispute with respect to any material Tax Return of Wherify by any Governmental Entity is currently in progress or threatened or contemplated. Wherify has not been informed by any Governmental Entity that the Governmental Entity believes that Wherify was required to file any material Tax Return that was not filed. Wherify has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (g) W: (i) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has not made any payments, is not obligated to make any payments, or is a not party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4)); (iii) has no actual or potential liability for any Taxes of any person (other than Wherify) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b). Wherify has provided to IQB the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which Wherify or IQB may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

      5.19 INSURANCE. Except as set forth on Schedule 5.19 hereto,

            (a) All insurance policies either maintained by Wherify or maintained by any other person which relates to Wherify or its assets in any manner as of the date hereof (collectively, the "Wherify Insurance Policies") are still in full force and effect, and all premiums due thereon have been paid;

            (b)  Wherify  has  complied  in  all  material   respects  with  the
provisions of all Wherify Insurance Policies;

            (c) No claim is pending under any of the Wherify Insurance Policies;

            (d) There are no outstanding requirements or recommendations by any insurance company that issued any of the Wherify Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Entity exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or Assets of, Wherify; and

            (e) Wherify has not received any notice or other communication from any such insurance company within the one (1) year preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of the Wherify Insurance Policies, and no such cancellation, amendment or increase of premiums is threatened.

      5.20 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.20 hereto,

            (a) Wherify is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials (and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials;

            (b) Wherify has not received any notice from any Governmental Entity with respect to any alleged violation by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with Wherify's operations, nor is there any basis therefor;

            (c) Wherify has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws and regulations, either now or at any time during the past five years;

            (d) There are no permits, licenses, consents, filings or other approvals necessary or required to be obtained or made by laws and regulations relating to Hazardous Material, pollution controls and environmental contamination in connection with Wherify's business;

            (e) Wherify is not a party to any contract or other agreement relating to the storage, transportation, treatment or disposal of Hazardous Materials;

            (f) There are no claims or facts or circumstances that Wherify reasonably believes could form the basis for the assertion of any claim relating to environmental matters involving Wherify, including, but not limited to, any claim arising from past or present practices of the business of Wherify, or with respect to properties now or previously owned or leased, as asserted under CERCLA, or RCRA, or any other federal, state or local environmental statute, or the generation, use, treatment, disposal, discharge, ownership, operation, transportation, storage of Hazardous Materials, or any other related act or omission of Wherify;

            (g) Wherify is not subject to any remedial obligation under applicable law or administrative order or decree pertaining to environmental, health or safety statutes or regulations, including, without limitation, CERLA, RCRA or any similar state statute;

            (h) To Wherify's Knowledge, no Hazardous Material or other substances known or suspected to pose a threat to health or the environmental have been disposed of or otherwise released on or near any real property or improvements of Wherify, and there are no off-site locations where Hazardous Materials associated in any way with Wherify have been generated, used, collected, treated, stored, transported, recycled, discharged or disposed of.

      5.21 TRANSACTIONS WITH AFFILIATED PARTIES. Except as set forth on Schedule
5.21 hereto,

            (a) There are no transactions currently engaged in between Wherify and any party affiliated with Wherify (other than transactions inherent in the normal capacities of shareholders, officers, directors, or employees);

            (b) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no party affiliated with Wherify has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of Wherify; and

            (c) There are no agreements to which Wherify is a party under which the transactions contemplated by this Agreement (i) will require payment by Wherify or any consent or waiver from any shareholder, officer, director, employee, consultant or agent of Wherify, or (ii) will result in any change in the nature of any rights of any shareholder, officer, director, employee, consultant or agent of Wherify under any such agreement.

      5.22 FINDER'S FEES; CERTAIN EXPENSES. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Wherify and its counsel directly with IQB and its counsel, without the intervention of any other person as the result of any act of any of them, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payment.

      5.23 CUSTOMERS AND SUPPLIERS. Section 5.23 of the Wherify Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of Wherify's ten largest customers in terms of revenue of Wherify and each Person, including each reseller, with whom Wherify is currently negotiating or in discussions with a business relationship in connection with the current or future purchase, distribution or resale of Wherify's products or services (each a "Potential Customer") including projected orders from such customers and Potential Customers; provided, however, that Wherify makes no representation or warranty with respect to such order projections, other than that the projections were based on information provided to Wherify by such customers and Potential Customers, and the projections were prepared in good faith. Except as disclosed in Section 5.23 of the Wherify Disclosure Schedule, no such customer has ceased or materially reduced its purchases from Wherify or has threatened to cease or materially reduce such purchases after the date hereof. Except as disclosed in
Section 5.23 of the Wherify Disclosure Schedule, no Potential Customer has ceased or threatened to cease negotiations or discussions with Wherify. To the Knowledge of Wherify, no such customer or Potential Customer is threatened with bankruptcy or insolvency.

      5.24 UNTRUE STATEMENTS. This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by Wherify, or any of its respective representatives pursuant hereto or in connection herewith, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
                                OF THE SUBSIDIARY

      IQB and Merger Sub hereby represent, warrant, and agree that the statements contained in this Article VI are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Merger Sub to Wherify on or before the date of this Agreement (the "Merger Sub Disclosure Schedule"). The Merger Sub Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article VI and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article VI where such disclosure would be appropriate and for which the relevance of such disclosure is reasonably apparent based upon its nature and substance.

      6.1. ORGANIZATION AND STANDING OF THE MERGER SUB. The Merger Sub is a corporation duly and validly existing, organized and in good standing under the laws of the state of California The Merger Sub has full requisite power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it.

      6.2  CAPACITY  TO  ENTER  INTO  AGREEMENT.  Merger  Sub has all  requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and all other agreements, documents and instruments to be executed in connection herewith and, subject only to the adoption of this Agreement and the approval of the Merger by the sole stockholder of the Merger Sub. The execution and delivery by Merger Sub of this Agreement, the Ancillary Agreements and all other agreements, documents and instruments to be executed by Merger Sub in connection herewith have been authorized by all necessary corporate action by Merger Sub, other than for the approval of the sole stockholder of Merger Sub, which will be sought pursuant to this Agreement. When this Agreement, the Ancillary Agreements and all other agreements, documents and instruments to be executed by Merger Sub in connection herewith have been executed by Merger Sub and delivered to Wherify, this Agreement, the Ancillary Agreements and such other agreements, documents and instruments will constitute the valid and binding agreements of Merger Sub enforceable against Merger Sub in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      6.3 CONFLICTS. Except as set forth on Schedule 6.3 hereto, the execution and delivery of this Agreement and the Ancillary Agreements, the performance by Merger Sub of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement hereby or thereby will not (a) violate, conflict with or result in (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any lien on Merger Sub's Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license or other agreement, instrument or obligation to which Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, (b) violate any statute, law, ordinance, rule, regulation or judgment, decree or order of any Governmental Entity, applicable to Merger Sub or any of its Assets, (c) result in the creation of any Encumbrance upon any Assets or business of Merger Sub pursuant to the terms of any Merger Sub Contract, permit, authorization, or any order, judgment or decree to which Merger Sub is a party or by which Merger Sub or any of its Assets are bound or encumbered, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Merger Sub.

      6.4 CONSENTS. Except as set forth on Schedule 6.4 hereto, no consent, waiver, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Merger Sub, other than for the approval of the sole stockholder of Wherify, which will be sought pursuant to this Agreement.

      6.5 FINDER'S FEES. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Merger Sub and its counsel directly with Wherify and their counsel, without the intervention of any other person as the result of any act by the Merger Sub, and so far as is known to the Merger Sub, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders' fee, or any similar payment.

                                   ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES OF IQB

      IQB hereby represents, warrants, and agrees that the statements contained in this Article VII are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by IQB to Wherify on or before the date of this Agreement (the "IQB Disclosure Schedule"). The IQB Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article VII and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article VII where such disclosure would be appropriate and for which the relevance of such disclosure is reasonably apparent based upon its nature and substance.

      7.1. ORGANIZATION AND STANDING OF IQB. IQB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. IQB has full requisite corporate power and authority to carry on its business as it is now being conducted and as proposed to be conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. IQB is duly authorized and qualified to carry on its business in the manner as now conducted and as proposed to be conducted in each state in which authorization and qualification is required. Section 7.1 of the IQB Disclosure Schedule sets forth a list of the jurisdictions in which IQB is qualified to transact business. IQB has made available to Wherify and its representatives as requested true, correct and complete copies of the contents of IQB's minute book, which are accurate in all material respects and set forth fully and fairly all of the IQB's transactions since March 2002. IQB has delivered to Wherify complete and accurate copies of the Certificate of Incorporation and Bylaws of IQB each as amended to date.

      7.2 CAPACITY TO ENTER INTO AGREEMENT. IQB has all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements to which IQB is a party, and all other agreements, documents and instruments to be executed in connection herewith and, subject only to the adoption of this Agreement and the approval of the Merger (the "IQB Voting Proposal") by IQB's stockholders under the DGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery by IQB of this Agreement, the Ancillary Agreements to which IQB is a party, and all other agreements, documents and instruments to be executed by IQB in connection herewith have been authorized by all necessary action by IQB, other than for the approval of the Stockholders of IQB, which will be sought pursuant to this Agreement. When this Agreement, the Ancillary Agreements to which IQB is a party, and all other agreements, documents and instruments to be executed by IQB in connection herewith are approved and are executed by IQB and delivered to Wherify, this Agreement, the Ancillary Agreements to which IQB is a party, and such other agreements, documents and instruments will constitute the valid and binding agreements of IQB, enforceable against IQB in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      7.3 CAPITALIZATION OF IQB. The authorized IQB Capital Stock consists of 50 million shares of common stock, 23,110,411 of which were issued and outstanding as of February 29, 2004, and 10,000,000 shares of preferred stock, none of which have been issued as of the date hereof. The shares of IQB Common Stock issued and outstanding prior to the Effective Time are, and all shares of IQB Common Stock subject to issuance as specified in this Section 7.2 will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly and validly authorized and issued, fully paid and non-assessable, and were not or will not be issued in violation of the pre-emptive rights of any current or former stockholder. The shares of IQB Capital Stock issued and outstanding as of the date hereof were issued, and all secondary transfers of such shares permitted by IQB as of the date hereof were made, in compliance with all applicable law (including, without limitation, available exemptions from the securities offering registration requirements of federal and state law). Except for (i) 3,040,429 shares of IQB Common Stock issuable upon the exercise of outstanding options ("IQB Stock Options") and (ii) 7,404,950 shares issuable upon conversion of outstanding debentures, warrants and other rights to acquire IQB Common Stock, no warrant, call, subscription, convertible security, or commitment of any kind obligating IQB to issue any IQB Common Stock exists. There is not any compensation plan applicable to any of the officers, directors, or employees of IQB under which compensation accrued or payable is determined, in whole or in part, by reference to IQB Common Stock. There are no agreements or commitments obligating IQB to repurchase or otherwise acquire any IQB Capital Stock. IQB has no rights of repurchase or redemption right or right of first refusal with respect to any shares of IQB Common Stock. The vesting of any IQB Stock Options will not be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. IQB has provided to Wherify accurate and complete copies of all agreements evidencing IQB Stock Options, debentures and warrants convertible into or exercisable for IQB Common Stock.

      7.4 SUBSIDIARIES AND OTHER VENTURES. Except as set forth in Section 7.4 of the IQB Disclosure Schedule, IQB has no subsidiaries or affiliated corporations, and owns no capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

      7.5 CONFLICTS. Except as set forth on Schedule 7.5 of the IQB Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements, the performance by IQB of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement hereby or thereby will not (a) violate, conflict with or result in (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any lien on IQB's material Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license or other agreement, instrument or obligation to which IQB is a party or by which it or any of its properties or material Assets may be bound or affected, (b) violate any statute, law, ordinance, rule, regulation or judgment, decree or order of any Governmental Entity, applicable to IQB or any of its material Assets, (c) result in the creation of any Encumbrance upon any material Assets or business of IQB pursuant to the terms of any Contract, permit, authorization, or any order, judgment or decree to which IQB is a party or by which IQB or any of its Assets are bound or encumbered, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of IQB.


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

      7.6 CONSENTS. Except as set forth on Schedule 7.6 of the IQB Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by IQB, other than for (i) the filing and having declared effective, the Registration Statement with the SEC in accordance with the Securities Act; (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

      7.7 SEC FILINGS; FINANCIAL STATEMENTS. IQB has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since March 31, 2002, and has made available to Wherify copies of all registration statements, forms, reports and other documents filed by IQB with the SEC since such date, all of which are publicly available on the SEC's EDGAR system without redaction. All such registration statements, forms, reports and other documents are referred to herein as the "IQB SEC Reports." The IQB SEC Reports (i) were at the time filed, prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such IQB SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such IQB SEC Reports or necessary in order to make the statements in such IQB SEC Reports, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the IQB SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-QSB under the Exchange
Act) and (iii) fairly presented in all material respects the consolidated financial position of IQB as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of IQB, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      7.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule
7.8 hereto, since the unaudited balance sheet of IQB at December 31, 2003, (the "IQB Reference Balance Sheet"), there has not been:

            (a) Any material adverse change in the financial condition, operations, business, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of IQB, or the business of IQB, from that shown on the IQB Reference Balance Sheet;

            (b) Any declaration, setting aside, or payment of any distribution in respect of the equity interests in IQB, or any direct or indirect redemption, purchase, or any other acquisition of any such interests, except for IQB's repurchase of IQB Common Stock from individuals following termination of their employment with IQB pursuant to the terms of stock option or stock purchase agreements;

            (c) Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by IQB (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

            (d) Any creation or assumption by IQB of any Encumbrance, other than a Permitted Encumbrance, on any material Asset;

            (e) Any sale, assignment, or transfer of IQB's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to IQB, any capital expenditures or commitments therefore exceeding in the aggregate $15,000, any damage, destruction or casualty loss exceeding in the aggregate $15,000 (whether or not covered by insurance), or any charitable contributions or pledges;

            (f) Any amendment or termination of any Contracts which IQB is or was a party or to which any assets of IQB are or were subject, which amendment or termination has had, or may be reasonably expected to have, a Material Adverse Effect on IQB;

            (g) any split, combination, reclassification or other amendment of any material term of any outstanding security of IQB;

            (h) any making of any material loan, advance or capital contribution to any Person;

            (i) any compromise, relinquishment, settlement or waiver by IQB of a valuable right or material debt owed to it in excess of $5,000;

            (j) any resignation or termination of employment of any key employee or executive officer of IQB and, IQB has not received written notice of any such pending resignation or termination;

            (k) except for regularly scheduled increases in compensation or bonuses for non-professional level employees, in each case in the ordinary course of business consistent with past practice, any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any director, officer or employees or agreement or binding promise (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers or employees or severance;

            (l) any employment or severance agreement with or for the benefit of any director, officer or employee of IQB;

            (m) any change in accounting methods, principles or practices of IQB affecting its Assets, Liabilities or business, except immaterial changes permitted by GAAP;

            (n) any claim of wrongful discharge or other unlawful labor practice or action with respect to IQB;

            (o) any material revaluation by IQB of any of its Assets;

            (p) any material change or modification of any of the credit, collection or payment policies, procedures or practices of IQB, including acceleration of collections of receivables, failure to make or delay in making collections of receivables, acceleration of payment of payables or other
Liabilities or failure to pay or delay in payment of payables or other Liabilities;

            (q) any material discount activity with customers of IQB that has accelerated or would accelerate to pre-Closing periods sales that would otherwise in the ordinary course of business consistent with past practices be expected to occur in post-Closing periods;

            (r) any settlement or compromise of any Action involving in excess of $50,000;

            (s) Any other material transaction by IQB outside the ordinary course of business or any other event or condition pertaining to, and that has or reasonably would be expected to have a Material Adverse Effect on IQB; or

            (t) any agreement by IQB or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Wherify and its representatives regarding the transactions contemplated by this Agreement).

      7.9 ASSETS. Except as set forth on Schedule 7.9 hereto,

            (a) IQB has good and valid title to all of its material Assets, free and clear of all Encumbrances other than Permitted Encumbrances;

            (b) All of IQB's machinery, equipment, appliances, motor vehicles and fixtures are in good operating condition and repair, subject only to ordinary wear and tear and routine maintenance items;

            (c) All of the inventories of IQB (including, without limitation, raw materials, spare parts and supplies, work-in-process, finished goods) consist of items of a quality, condition and quantity useable and saleable in the normal course of business; and

            (d) All of the accounts receivable of IQB are valid, subsisting, and genuine, arose out of bona fide transactions and are current and collectible, subject to reserves reflected on the IQB Reference Balance Sheet.

            (e) Section 7.9(e) of the IQB Disclosure Schedule sets forth a list of all real properties owned by IQB (the "IQB Owned Real Property"). IQB has good and valid fee title to, and enjoys peaceful and undisturbed possession of, the IQB Owned Real Property free and clear of any and all Encumbrances other than any Permitted Encumbrances. Except as set forth in Section 7.9(e) of the IQB Disclosure Schedule, IQB has not received written notice of any pending or threatened special assessment relating to the IQB Owned Real Property. Section 7.9(e) of the IQB Disclosure Schedule sets forth a list of all leases, licenses or other occupancy rights affecting the IQB Owned Real Property ("IQB Occupancy Agreements"). The Occupancy Agreements are in full force and effect and there has been no material default under such Occupancy Agreements by IQB, or to the Knowledge of IQB, by any other party thereto, and, to the Knowledge of IQB, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such Occupancy Agreements.

            (f) Section 7.9(f) of IQB Disclosure Schedule sets forth a list of all material leased real property used by IQB (the "IQB Leased Real Property"). IQB has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all of IQB Leased Real Property, free and clear of any and all Encumbrances other than any Permitted Encumbrances. There has been no material default under any lease relating to IQB Leased Real Property by IQB or, to the Knowledge of IQB, by any other party and, to the Knowledge of IQB, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such lease. Except as set forth in Section 7.9(f) of the IQB Disclosure Schedule, IQB has not received written notice of any pending or threatened special assessment relating to IQB Leased Real Property; and.

            (g) There are no restrictions imposed by any Contract which preclude or restrict in any material respect the ability of IQB to use any of IQB Owned Real Property or IQB Leased Real Property for the purposes for which it is currently being used.

      7.10 CONTRACTS. Section 7.10 of the IQB Disclosure Schedule sets forth a list of the Party Contracts of IQB.

            (a) Except as set forth on Schedule 7.10 of the IQB Disclosure Schedule, each Party Contract of IQB is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms against IQB and, to the Knowledge of IQB, against all other parties thereto; and

            (b) There is not, under any such Party Contract of IQB any existing or prospective default or event of default by IQB or to the Knowledge of IQB, any other Person, or event which with notice or lapse of time, or both would constitute a default or give IQB or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any right, obligation or remedy under any Party Contract of IQB, except where such violation, breach, default, exercise, acceleration, cancellation, termination or modification would not reasonably be expected to have a Material Adverse Effect on IQB, and in respect to which IQB has not taken adequate steps to prevent a default from occurring.

      7.11 PERMITS. Section 7.11 of the IQB Disclosure Schedule contains a complete and accurate list of all material Permits that are held by IQB. All material Permits of IQB are validly held by IQB and are in full force and effect. Except as set forth on Schedule 7.11 hereto,

            (a) the Permits listed on Section 7.11 of the IQB Disclosure Schedule, constitute all material Permits that are necessary for IQB to carry on its business and to own and use its assets in compliance with all laws applicable to such operation, ownership and use, and all such licenses, permits and authorizations are in good standing;

            (b) IQB is in full compliance with and not in default or violation with respect to any term or provision of any of its material Permits;

            (c) No notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any Permit of IQB, has been received by IQB;

            (d) IQB has no knowledge that the issuance of such a notice is being considered or of any facts or circumstances which form the basis for the issuance of such a notice; and

            (e) no material Permits of IQB will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation by IQB of the transactions contemplated by this Agreement or any Ancillary Agreement. IQB has complied in all material respects with all of the terms and requirements of the material Permits of IQB.

      7.12 INTELLECTUAL PROPERTY.

            (a)  Schedule  7.12 sets forth a complete  and  correct  list of all
Intellectual Property that is owned by IQB and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the business of IQB other than (i) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information, and (ii) Intellectual Property that is both not registered or subject to application for registration and not material to the business of IQB. IQB owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property, free from any Encumbrances other than other than those Permitted Encumbrances set forth in clauses (a), (b), (c) and (e) of the definition of Permitted Encumbrances set forth in Article IQB hereof and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property comprise all of the Intellectual Property necessary for IQB to conduct and operate the business as now being conducted by IQB.

            (b) Immediately after the Closing, IQB will own all of the Intellectual Property and will have a right to use all other Intellectual Property Assets, free from any Liens and on the same terms and conditions as in effect prior to the Closing.

            (c) The conduct of IQB's business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. None of the Intellectual Property is being infringed or otherwise used or available for use, by any other Person. As of the date of this Agreement, after due inquiry, none of the Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property rights.

            (d) Schedule 7.12 sets forth all  agreements,  arrangements  or laws
(i) pursuant to which IQB has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person, and (ii) pursuant to which IQB has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 7.12 (x) are in full force and effect in accordance with their terms and no default exists thereunder by IQB, or by any other party thereto,
(y) are free and clear of all Encumbrances other than other than those Permitted Encumbrances set forth in clauses (a), (b), (c) and (e) of the definition of Permitted Encumbrances set forth in Article IQB hereof , and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. IQB has delivered to Wherify true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 7.12. All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, IQB in respect of any Intellectual Property are disclosed in the IQB Reference Balance Sheet.

            (e) No claim or demand of any Person has been made nor is there any proceeding that is pending, or threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of IQB in respect of any Intellectual Property, (ii) asserts that IQB is infringing or otherwise in conflict with, or is, except as set forth on Schedule 7.12, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, (iii) claims that any default exists under any agreement or arrangement listed on
Schedule 7.12, or (iv) asserts that any Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property right. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or other Governmental Authority, or has been the subject of any litigation, whether or not resolved in favor of IQB.

            (f) The Intellectual Property of IQB has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and IQB has taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the business of IQB.

            (g) There are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on IQB's right to use the name and marks of the business of IQB as presently carried on by IQB or as such business may be extended by IQB.

            (h) There are no defects in any software embodied in the Intellectual Property that would prevent such software from performing in all material respects the tasks and functions that it was intended to perform. All of the commercially available software that is incorporated into the Owned Software can be replaced by other widely-available and similarly priced alternative commercially available software.

            (i) Neither IQB or any predecessors in interest, made a sale or offer to sell of (i) the invention claimed in any patent application listed on
Schedule 7.12, (ii) any substantial equivalent of such inventions, or (iii) any product or service derived therefrom such invention or substantial equivalent. The invention claimed in the patent application listed on Schedule 7.12 was not in public use before January 1, 2000.

            (j) Except as set forth in Section 7.12(j) of the Wherify Disclosure Schedule, all employees of IQB have entered into a valid and binding written agreement with IQB sufficient to vest title in IQB of all Intellectual Property, created by such employee in the scope of his or her employment with IQB.

      7.13 EMPLOYEES. Except as set forth on Schedule 7.13 hereto,

            (a) IQB is not a party as an employer to any employment contract, agreement or understanding which is not terminable at will without any penalty, liquidated damages or other required payment;

            (b) IQB has satisfied all salaries, wages, unemployment insurance premiums, worker compensation payments, income tax, FICA and other deductions and any like payments required by law; and

            (c) Wherify's employees are not unionized and there have not been, to the Knowledge of IQB, attempts to unionize them.

      7.14 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 7.14 hereto,

            (a) Neither IQB nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Plan;

            (b) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Plan including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement;

            (c) No Employee Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction, and neither IQB nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Sections 4971 et. seq. of the Code, or for penalties under ERISA Section 502(c), (i) or (1) with respect to any Employee Plan nor, to the knowledge of IQB, Shareholders, is there a basis for any such claim. No officer, director or employee of IQB has committed a breach of any material responsibility or obligation imposed upon fiduciaries by Title IQB of ERISA with respect to any Employee Plan;

            (d) Other than routine claims for benefits, there is no claim pending or threatened, involving any Employee Plan by any person against such plan or IQB or any ERISA Affiliate. There is no pending or threatened proceeding involving any Employee Plan before the IRS, the U.S. Department of Labor or any other Governmental Entity;

            (e) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Plan;

            (f) Each Employee Plan has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. IQB and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan. Each Employer Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status;

            (g) With respect to any group health plans maintained by IQB or its ERISA Affiliates, whether or not for the benefit of IQB's employees, IQB and its ERISA Affiliate have complied in all material respects with the provisions of
Part 6 of Title IQB of ERISA and 4980B of the Code. IQB is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Plan, including without limitation any group health plan, or pursuant to any agreement or understanding; and

            (h) IQB has made available to Wherify a copy of the three (3) most recently filed federal Form 5500 series and accountant's opinion, if applicable, for each Employee Plan and all applicable IRS determination letters.

      7.15 LITIGATION. Except as set forth on Schedule 7.15 hereto,

            (a) There are no Actions instituted, pending or to the Knowledge of IQB, threatened, against IQB, nor are there any outstanding judgments, decrees or injunctions against IQB or any of its Assets or any rule or order of any Governmental Entity applicable to IQB, in each case which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on IQB; and

            (b) There is no action, suit, proceeding, or claim pending or threatened against IQB by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement, nor is there any basis therefor.

      7.16 COMPLIANCE WITH LAW. Except as set forth on Schedule 7.16 hereto,

            (a) IQB is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any Governmental Entity, including without limitation, any laws, ordinances, rules, regulations, Permits, or orders relating to the business of IQB, or the business operations and practices, health and safety, and employment practices of IQB except where such violation or default would not have a Material Adverse Effect on IQB;

            (b) IQB is not delinquent with respect to any report required to be filed with any Governmental Entity that has in the past certified or endorsed the business of IQB, except where such delinquency would not have a Material Adverse Effect on IQB; and

            (c) IQB is not delinquent with respect to any reports required by private covenants or agreements to which it is a party, except where such delinquency would not have a Material Adverse Effect on IQB.

      7.17 TAXES. IQB has delivered to Wherify or its representatives as requested true, correct and complete copies of all federal, state, and other appropriate jurisdictional Tax Returns, reports, and estimates regarding IQB. Except as set forth on Schedule 7.17 hereto,

            (a) Each of the Tax Returns is complete, proper and accurate and has been filed with appropriate governmental agencies by IQB for each period for which such Tax Return was due;

            (b) All Taxes shown by the Tax Returns to be due and payable have been timely paid;

            (c) The unpaid Taxes of IQB for Tax periods through the date of the IQB Reference Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the IQB Reference Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes attributable to the period from and after the date of the IQB Reference Balance Sheet and continuing through the Closing Date are attributable to the conduct by IQB of its operations in the ordinary course of business and are consistent both as to type and amount with Taxes attributable to such comparable period in the immediately preceding year. All Taxes that IQB is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (d) IQB has not given or been requested to give, or executed, any extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period;

            (e) IQB has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by the IRS or any other taxing authority, nor is there any basis therefor; and

            (f) The income Tax Returns of IQB have been audited by the applicable Governmental Entity or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 7.17(f) of the IQB Disclosure Schedule. No examination, audit or other dispute with respect to any material Tax Return of IQB by any Governmental Entity is currently in progress or threatened or contemplated. IQB has not been informed by any Governmental Entity that the Governmental Entity believes that IQB was required to file any material Tax Return that was not filed. IQB has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (g) I: (i) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has not made any payments, is not obligated to make any payments, or is a not party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4)); (iii) has no actual or potential liability for any Taxes of any person (other than Wherify) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b). IQB has provided to Wherify the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which IQB or Wherify may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

      7.18 INSURANCE. Except as set forth on Schedule 7.18 hereto,

            (a) All insurance policies either maintained by IQB or maintained by any other person which relates to IQB or its assets in any manner as of the date hereof (collectively, the "IQB Insurance Policies") are still in full force and effect, and all premiums due thereon have been paid;

            (b) IQB has complied in all material respects with the provisions of all IQB Insurance Policies;

            (c) No claim is pending under any of the IQB Insurance Policies;

            (d) There are no outstanding requirements or recommendations by any insurance company that issued any of the IQB Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Entity exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or Assets of, IQB; and

            (e) IQB has not received any notice or other communication from any such insurance company within the one (1) year preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of the IQB Insurance Policies, and no such cancellation, amendment or increase of premiums is threatened.

      7.19 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 7.19 hereto,

            (a) IQB is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials (and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials;

            (b) IQB has not received any notice from any Governmental Entity with respect to any alleged violation by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with IQB's operations, nor is there any basis therefor;

            (c) IQB has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws and regulations, either now or at any time during the past five years;

            (d) There are no permits, licenses, consents, filings or other approvals necessary or required to be obtained or made by laws and regulations relating to Hazardous Material, pollution controls and environmental contamination in connection with IQB's business;

            (e) IQB is not a party to any contract or other agreement relating to the storage, transportation, treatment or disposal of Hazardous Materials;

            (f) There are no claims or facts or circumstances that IQB reasonably believes could form the basis for the assertion of any claim relating to environmental matters involving IQB, including, but not limited to, any claim arising from past or present practices of the business of IQB, or with respect to properties now or previously owned or leased, as asserted under CERCLA, or RCRA, or any other federal, state or local environmental statute, or the generation, use, treatment, disposal, discharge, ownership, operation, transportation, storage of Hazardous Materials, or any other related act or omission of IQB;

            (g) IQB is not subject to any remedial obligation under applicable law or administrative order or decree pertaining to environmental, health or safety statutes or regulations, including, without limitation, CERCLA, RCRA or any similar state statute;

            (h) To IQB's Knowledge, no Hazardous Material or other substances known or suspected to pose a threat to health or the environmental have been disposed of or otherwise released on or near any real property or improvements of IQB, and there are no off-site locations where Hazardous Materials associated in any way with IQB have been generated, used, collected, treated, stored, transported, recycled, discharged or disposed of.

      7.20 TRANSACTIONS WITH AFFILIATED PARTIES. Except as set forth on Schedule
7.20 hereto,

            (a) There are no transactions currently engaged in between IQB and any party affiliated with IQB (other than transactions inherent in the normal capacities of stockholders, officers, directors, or employees);

            (b) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no party affiliated with IQB has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of IQB; and

            (c) There are no agreements to which IQB is a party under which the transactions contemplated by this Agreement (i) will require payment by IQB or any consent or waiver from any stockholder, officer, director, employee, consultant or agent of IQB, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or agent of IQB under any such agreement.

      7.21  FINDER'S  FEES.  Except  as set  forth  in  Section  7.21 of the IQB
Disclosure Schedule, All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by IQB and its counsel directly with Wherify and its counsel, without the intervention of any other person as the result of any act by IQB, and so far as is known to IQB, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders' fee, or any similar payment.

      7.22 VALID ISSUANCE. Each share of IQB Common Stock to be issued to the shareholders of Wherify in connection with the Merger shall (when issued in accordance with this Agreement) be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any preemptive right under IQB's Certificate of Incorporation or any agreement to which IQB is a party or is otherwise bound.

      7.23 UNTRUE STATEMENTS. This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by IQB, or any of its respective representatives pursuant hereto or in connection herewith, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                  ARTICLE VIII
                                 COVENANTS OF W

      8.1 CONDUCT OF BUSINESS OF WHERIFY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time or the termination of this Agreement, unless otherwise agreed to in writing by IQB, Wherify shall conduct its business in the ordinary course consistent with past practice, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with all applicable laws, rules and regulations, keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and use commercially reasonable efforts, consistent with past practices, to maintain and preserve its present business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, after the date hereof and until the Effective Time or the termination of this Agreement, Wherify shall not without the prior written consent of IQB, which consent shall not be unreasonably withheld or delayed:

            (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock except for repurchases of Wherify Common Stock from individuals following termination of their employment with Wherify pursuant to the terms of stock option or stock purchase agreements;

            (b) split, combine or reclassify any of its capital stock (other than the conversion of Wherify Preferred Stock into Wherify Common Stock as part of this transaction) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

            (c) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities; provided, however, that nothing in this Section 8.1 shall prohibit Wherify from exercising contractual rights of repurchase of any shares of Wherify Capital Stock under any employee, consultant or director plan or agreement as in effect on the date hereof and disclosed on
Section 5.2(b) of the Wherify Disclosure Schedule, copies of which have been provided to IQB;

            (d) make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities, other than acquisitions in the ordinary course consistent with past practice;

            (e) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice;

            (f) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights;

      (g) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice;

            (h) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of Wherify Capital Stock, options, warrants, convertible debt or other security convertible or exercisable into Wherify Capital Stock, except (i) the sale and issuance of shares of Series C Preferred Stock of Wherify authorized as of the date of this Agreement on the same or better terms and conditions with respect to Wherify as such shares were sold by Wherify prior to the date of this Agreement; and (ii) issuance of stock options to individuals reasonably acceptable to IQB, hired by Wherify after the date of this Agreement,;

            (i) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

            (j) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of US $5,000 in the aggregate;

            (k) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve; except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof;

            (l) (A) enter into or adopt any employment or similar agreement with any person whose annual rate of cash compensation exceeds U.S. $100,000 per year pursuant to such employment agreement, (B) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (C) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the ordinary course of business), (D) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (E) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (G) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

            (m) make or rescind any material Tax election, make any material settlement or material compromise to any Tax liability or make any material amendments to any Tax Return;

            (n) fail to pay when due any trade payable, except in the ordinary course of business consistent with past practice; or

            (o) agree in writing or otherwise to take any of the foregoing actions or any action which would prevent or materially impair the satisfaction of any conditions in Article XII hereof.

      8.2 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, Wherify shall (a) give IQB and its authorized representatives such access during regular business hours to Wherify's books, records, properties, personnel and to such other information as IQB reasonably request and shall instruct Wherify's independent public accountants to provide access to their work papers and such other information as IQB may reasonably request, and (b) cause its officers to furnish IQB with such financial and operating data and other information with respect to the business and properties of Wherify as IQB may reasonably request.

      8.3 INDEMNIFICATION. At all times after the Effective Date, Wherify shall, and IQB shall cause Wherify to, indemnify the officers, directors, employees or agents of Wherify (each a "Wherify Indemnified Party") to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of Wherify or any of its subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees, occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement.


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

Without limiting the foregoing, at all times after the Effective Time, in the event any such Wherify Indemnified Party is or becomes involved in any capacity in any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or governmental entity in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring at or prior to, and including, the Effective Time, Wherify shall pay as incurred such Wherify Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith so long as such party shall enter into an undertaking with Wherify to reimburse Wherify, to the extent required by applicable law, for all amounts advanced if a court of competent jurisdiction shall ultimately determine, in a judgment that is not subject to appeal or review, that indemnification of such Wherify Indemnified Party is prohibited by applicable law. At all times after the Effective Date, Wherify shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.3. Moreover, for six years after the Effective Time, Wherify shall cause to be maintained in effect in its certificate of incorporation and bylaws, and shall not eliminate or modify, Wherify's current provisions regarding the elimination of liability of directors and the indemnification of officers, directors and employees and advancement of expenses. The obligations of Wherify under this Section 8.3 shall not be terminated or modified in such a manner as to adversely affect any Wherify Indemnified Party without the consent of such Indemnified Party (it being expressly agreed that Wherify Indemnified Parties shall be third party beneficiaries of this Section 8.3).

      8.4 AFFILIATE LEGENDS. Section 8.4 of the Wherify Disclosure Schedule sets forth a list of those persons who are, in Wherify's reasonable judgment, "affiliates" of Wherify within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates"). Wherify shall notify IQB in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. IQB shall be entitled to place appropriate legends on the certificates representing the IQB Common Stock to be received by Rule 145 Affiliates of Wherify pursuant to the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for IQB Common Stock (provided that such legends or stop transfer instructions shall be removed one year after the Effective Time, upon the request of any holder of IQB Common Stock issued pursuant to the Merger if such holder is not then a Rule 145 Affiliate of IQB).

      8.5 LOCKUP AGREEMENT. On or before the Closing, Wherify shall use its best efforts to cause each Wherify Shareholder shall enter into a lockup agreement with respect to the IQB Common Shares received or receivable by each Wherify Shareholder pursuant to this transaction, in the form attached hereto as Exhibit F (the "Lockup Agreement")

                                   ARTICLE IX
                                COVENANTS OF IQB

      9.1 CONDUCT OF BUSINESS OF IQB. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time or the termination of this Agreement, unless otherwise agreed to in writing by Wherify, IQB shall conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and preserve intact IQB's business. Without limiting the generality of the foregoing, after the date hereof and until the Effective Time or the termination of this Agreement, IQB shall not:

            (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, except (i) the sale and issuance of the Financing Shares, and (ii) issuance of stock options to employees in the ordinary course of business;

            (b) except as contemplated by this Agreement, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

            (c) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities; provided, however, that nothing in this Section 9.1 shall prohibit IQB from exercising contractual rights of repurchase of any shares of IQB Common Stock under any employee, consultant or director plan or agreement as in effect on the date hereof;

            (d) Except as set forth in Section 9.1(d) of the IQB Disclosure Schedule, make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities, other than acquisitions in the ordinary course consistent with past practice;

            (e) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice;

            (f) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights;

            (g) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice;

            (h) Except as set forth in Section 9.1(h) of the IQB Disclosure Schedule, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of IQB Common Stock, options, warrants, convertible debt or other security convertible or exercisable into IQB Common Stock;

            (i) Except as contemplated by this Agreement,  amend its certificate
of  incorporation,   by-laws  or  other  comparable  charter  or  organizational documents;

            (j) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of US $5,000 in the aggregate;

            (k) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve; except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof;

            (l) (A) enter into or adopt any employment or similar agreement with any person whose annual rate of cash compensation exceeds U.S. $100,000 per year pursuant to such employment agreement, (B) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (C) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the ordinary course of business), (D) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding


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

options or restricted stock awards, (E) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (G) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

            (m) make or rescind any material Tax election, make any material settlement or material compromise to any Tax liability or make any material amendments to any Tax Return;

            (n) fail to pay when due any trade payable, except in the ordinary course of business consistent with past practice; or

            (o) agree in writing or otherwise to take any of the foregoing actions or any action which would prevent or materially impair the satisfaction of any conditions in Article XII hereof.

      9.2 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, IQB shall (a) give Wherify and its authorized representatives such access during regular business hours to IQB's books, records, properties, personnel and to such other information as Wherify reasonably requests and shall instruct IQB's independent public accountants to provide access to their work papers and such other information as Wherify may reasonably request, and (b) cause its officers to furnish Wherify with such financial and operating data and other information with respect to the business and properties of IQB as Wherify may reasonably request.

      9.3 ASSURANCES. Upon the terms and subject to the conditions hereof, all of the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cooperate in connection with the foregoing, including using commercially reasonable efforts (a) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements, and other instruments and obligations; (b) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation;
(c) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) promptly to effect all necessary filings and notifications, subject to the terms of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation shall take all such action on behalf of IQB and the Merger Sub.

      9.4 INDEMNIFICATION. At all times after the Effective Date, IQB shall indemnify all the officers, directors, employees or agents of IQB (each an "IQB Indemnified Party") to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of IQB or any of its subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees, occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement. Without limiting the foregoing, at all times after the Effective Date, in the event any such IQB Indemnified Party is or becomes involved in any capacity in any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or governmental entity in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring at or prior to, and including, the Effective Time, IQB shall pay as incurred such IQB Indemnified


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

Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith so long as such party shall enter into an undertaking with new IQB to reimburse new IQB, to the extent required by applicable law, for all amounts advanced if a court of competent jurisdiction shall ultimately determine, in a judgment that is not subject to appeal or review, that indemnification of such IQB Indemnified Party is prohibited by applicable law. At all times after the Effective Date, IQB shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any IQB Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 9.4. Moreover, for six years after the Effective Time, IQB shall cause to be maintained in effect in its certificate of incorporation and bylaws, and shall not eliminate or modify, Wherify's current provisions regarding the elimination of liability of directors and the indemnification of officers, directors and employees and advancement of expenses. The obligations of IQB under this Section 9.4 shall not be terminated or modified in such a manner as to adversely affect any IQB Indemnified Party without the consent of such IQB Indemnified Party (it being expressly agreed that Indemnified Parties shall be third party beneficiaries of this Section 9.4).

                                    ARTICLE X
                              ADDITIONAL AGREEMENTS

      10.1 ACQUISITION PROPOSALS.

            (a) Each of IQB and Wherify agrees that it shall not, directly or indirectly, and shall instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, until the Effective Time or the termination of this Agreement, solicit or initiate any proposals or offers from any person relating to any acquisition, purchase or sale of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, IQB or Wherify. Notwithstanding the foregoing, prior to the adoption of this Agreement at the IQB Stockholders Meeting (the "Specified Time"), IQB may, to the extent required by the fiduciary obligations of the IQB Board, as determined in good faith by the IQB Board, after consultation with outside counsel, in response to a Qualifying Proposal that did not result from a breach by IQB Company of this
Section 10.1, (x) furnish information with respect to IQB to the person making such Qualifying Proposal and its representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such Qualifying Proposal.

            (b) Neither the Board of Directors of IQB or Wherify, nor any committee thereof, shall, except as set forth in this Section 10.1:

                  (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the other party the approval or recommendation by the Wherify or IQB Board of Directors or any such committee of this Agreement or the Merger.

                  (ii) cause or permit Wherify or IQB to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 10.1(a) entered into in the circumstances referred to in Section 10.1(a)); or

                  (iii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, the Board of Directors of IQB may, in response to a Superior Proposal that did not result from a breach by IQB of this Section 10.1, withdraw or modify the recommendation by the Board of Directors of IQB or any committee thereof of this Agreement and the Merger, if the Board of Directors determines in good faith (after consultation with outside counsel) that such actions are required by its fiduciary obligations, but only at a time that is prior to the Specified Time and is after the third business day following receipt by Wherify of written notice advising it that the Board of


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

Directors of IQB desires to withdraw or modify the recommendation due to the existence of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. Nothing in this Section 10.1 (other than Section 10.1(d)) shall be deemed to limit IQB's obligation to call, give notice of, convene and hold the Wherify Stockholders Meeting, regardless of whether the Board of Directors of IQB has withdrawn or modified its recommendation of this Agreement and the Merger.

            (c) IQB shall promptly advise Wherify orally, with written confirmation to follow promptly (and in any event within 24 hours), of IQB or any of its officers, directors, investment bankers, financial advisors or attorneys attaining knowledge of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. IQB shall not provide any information to or participate in discussions or negotiations with the person or entity making any Qualifying Proposal until three business days after IQB has first notified Wherify of such Qualifying Proposal as required by the preceding sentence. IQB shall (i) keep Wherify fully informed, on a prompt basis (and in any event within 24 hours), of the status and any material change to the terms of any such Acquisition Proposal or inquiry, (ii) provide to Wherify as promptly as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to IQB from any third party describing the terms of any Acquisition Proposal, and (iii) if Wherify shall make a counterproposal, consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such counterproposal. Contemporaneously with providing any information to a third party in connection with any such Qualifying Proposal, IQB shall furnish a copy of such information to Wherify.

            (d) Nothing contained in this Section 10.1 or in Section 10.13 shall be deemed to prohibit IQB from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors of IQB, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as set forth in Section 10.1(b), in no event shall the Board of Directors of IQB or any committee thereof withdraw or modify or propose to withdraw or modify, in a manner adverse to Wherify, the approval or recommendation by the IQB or such committee of the Merger or this Agreement.

      10.2 BOARD OF DIRECTORS. Subject to full compliance with all applicable laws, rules and regulations (including, without limitation, Section 14(f) of and Rule 14f-1 under the Exchange Act), as soon as possible after the Effective Time, IQB shall take all action necessary before the Closing to cause the IQB Board of Directors immediately after the Effective Time, to consist of five persons, who shall be Timothy Neher, William Scigliano, Wade Fen and Todd DeMatteo and one individual nominated by Timothy Neher and acceptable to the remaining board members. If at any time after the Effective Time, Mr. DeMatteo is unable to serve on the Board of Directors of IQB, then IQB shall take all action necessary to cause a person nominated by William Scigliano and acceptable to the remaining board members, to be appointed to the Board of Directors of IQB.

      10.3 OFFICERS OF IQB. At the Effective Time, William Scigliano will be appointed the Chairman of the Board of IQB as set forth in the employment contract between IQB and Mr. Scigliano. Timothy Neher will be appointed the Chief Executive Officer of IQB as set forth in the employment contract between IQB and Mr. Neher.

      10.4 EMPLOYMENT AGREEMENTS. Prior to Closing the employment agreement between IQB and William Scigliano shall be amended to, among other things, change Mr. Scigliano's scope of responsibility to include responsibility for the Combined Company's government sales in form and substance satisfactory to Wherify. Prior to Closing the employment agreement between Wherify and Timothy Neher shall be amended to, among other things, reflect Mr. Neher's role in the Combined Company in form and substance satisfactory to IQB.


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

      10.5 PRESS RELEASES. IQB, the Merger Sub and Wherify will seek to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby.

      10.6 SECTION 368(A) REORGANIZATION. IQB and Wherify shall not take any action that would, or fail to take any action the omission of which would be reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

      10.7 IQB CHANGE OF NAME; REVERSE STOCK SPLIT; INCREASE IN AUTHORIZED SHARES. Subject to the terms hereof, at the IQB Stockholders' Meeting IQB shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to change its name to "Wherify Wireless, Inc." In addition, subject to the terms hereof, at the IQB Stockholders' Meeting IQB shall propose and recommend that its Certificate of Incorporation be amended to effect a one for four reverse stock split or, alternatively, to increase the authorized number of shares of Common Stock thereunder to 200 million shares.

      10.8 CONVERSION OF WHERIFY PREFERRED STOCK. Subject to the terms hereof, at the Wherify Shareholders' Meeting Wherify shall propose and recommend that its Articles of Incorporation be amended at the Effective Time to cause the conversion of all shares of Wherify Preferred Stock into shares of Wherify Common Stock.

      10.9 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, all of the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cooperate in connection with the foregoing, including using commercially reasonable efforts (a) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements, and other instruments and obligations; (b) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation; (c) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) promptly to effect all necessary filings and notifications. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation shall take all such action on behalf of Wherify and the Merger Sub. Notwithstanding the foregoing, Wherify agrees to use its best efforts to provide to IQB as promptly as possible after the date of this Agreement its audited balance sheets as of June 30, 2002 and June 30, 2003 and its audited statements of income and cash flows for the twelve months ending June 30, 2002 and June 30, 2003.

      10.10 INDEMNIFICATION. From and after the Effective Time, IQB will and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of IQB and Wherify pursuant to any indemnification agreements between IQB and Wherify and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Wherify, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Wherify, unless such modification is required by law.

      10.11 CONFIDENTIALITY. The parties acknowledge that IQB and Wherify have previously executed a confidentiality agreement, dated as of December [28], 2003 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein, Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, shareholder, stockholder or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the proposed transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent such disclosure would reasonably be expected to violate any applicable federal or state securities laws. For the purposes of the foregoing sentence: (a) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction; and (b) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

      10.12 EXPENSES. Except as otherwise expressly provided for herein, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of (including the fees and expenses of third parties) ("Expenses") incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be for the account of the respective Party incurring such fees and expenses.

      10.13 REGISTRATION STATEMENT AND/OR FAIRNESS HEARING 3(A)(10) EXEMPTION.

            (a)  As  promptly  as  practicable   after  the  execution  of  this
Agreement, IQB, in cooperation with Wherify, shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. Each of IQB and Wherify shall respond to any comments of the SEC and shall use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings, and IQB and Wherify shall cause the Joint Proxy Statement/Prospectus to be mailed to each of its stockholders or shareholders, as the case may be at the earliest practicable time after the Registration Statement is declared effective under the Securities Act. Each of IQB and Wherify shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus or the Merger. Each of IQB and Wherify shall use its commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 10.13 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, IQB or Wherify shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders or shareholders of IQB or Wherify, such amendment or supplement. All of the costs, fees and expenses related to the Registration Statement, including, without limitation, the legal fees of one counsel to the Wherify Shareholders (which fees shall not exceed $25,000), shall be for the account of IQB.

            (b) Notwithstanding the provisions of Section 10.13(a) above, alternatively, the Parties may determine that the issuance of the shares of IQB Common Stock to be issued in the Merger be qualified by a permit (the "Permit") to be issued under Sections 25121 and 25142 of the California Securities Law, after a fairness hearing (the "Fairness Hearing") before the California
Commissioner of Corporations pursuant to Section 25142 of the California Securities Law, with the intent that the issuance of the shares of IQB Common Stock in the Merger will, to the extent permitted by applicable law, thereby be exempt under Section 3(a)(10) of the Securities Act from the registration requirements of the Securities Act. In this event, as promptly as practicable after the date of this Agreement, IQB (with Wherify's full and prompt best efforts cooperation) will prepare and file with the California Department of Corporations (the "Department") an application for qualification of the shares of IQB Common Stock to be issued in the Merger and an application for the Fairness Hearing to be held in connection therewith (collectively, the "Permit Application"), and any other documents required by the California Securities Law in connection with the Merger, in each case with Wherify's full and prompt cooperation. IQB and Wherify will use their respective commercially reasonable best efforts to have the Permit issued under the California Law as promptly as practicable after such filing. IQB and Wherify shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the shares of IQB Common Stock in the Merger. Each of IQB and Wherify shall timely furnish to the other all information concerning IQB or Wherify, as the case may be, its financial condition, its officers, directors, shareholders, option holders and other security holders, as may be reasonably requested in connection with any action contemplated by this
Section 10.13. IQB will pay all expenses incurred with respect to the Permit Application or the Fairness Hearing, including, without limitation, (i) any filing fees or other fees payable to the Department with respect to the Permit Application and the Fairness Hearing and (ii) the costs of any court reporter or stenographer selected by IQB's counsel incurred in connection with the Permit Application and the Fairness Hearing; provided, however, IQB shall not pay any expenses incurred by Wherify, other than legal fees of one counsel to the Wherify Shareholders (which fees shall not exceed $25,000).

            (c) Each Party shall indemnify the other Party, each of its directors, officers, employees and agents, and each Person who controls a Party within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or Joint Proxy/Prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the indemnified Party, and such indemnified Party's directors, officers, employees, agents, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement or Joint Proxy/Prospectus in reliance upon and in conformity with information furnished by such Party.

      10.14 STOCKHOLDER AND SHAREHOLDER MEETINGS.

            (a) W, acting through the Board of Directors of Wherify, shall take all actions in accordance with the CCC, its Articles of Incorporation and By-laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and within 45 days after the declaration of the effectiveness of the Registration Statement or the Permit, as the case may be, the Wherify Shareholders Meeting for the purpose of considering and voting upon the Wherify Voting Proposal. The Board of Directors of Wherify shall recommend approval and adoption of the Wherify Voting Proposal by the shareholders of Wherify and include such recommendation in the Joint Proxy Statement/Prospectus, and (ii) neither the Board of Directors of Wherify nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to IQB or Merger Sub, the approval or recommendation of the Wherify Board that the Wherify shareholders vote in favor of the Wherify Voting Proposal. Wherify shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the Wherify Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the shareholders of Wherify required by the CCC. Notwithstanding anything to the contrary contained in this Agreement, Wherify, after consultation with IQB, may adjourn or postpone the Wherify Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Wherify's shareholders or, if as of the time for which the Wherify Shareholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Wherify Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Wherify Shareholders Meeting.

            (b)  Subject to the receipt of a fairness  opinion,  as set forth in
Section 2.7(a) and subject to Section 10.1(b), IQB, acting through the Board of Directors of IQB, shall take all actions in accordance with applicable law, its Certificate of Incorporation and the DGCL to promptly and duly call, give notice of, convene and hold as promptly as practicable, and within 45 days after the declaration of effectiveness of the Registration Statement or the Permit, as the case may be, the IQB Stockholders Meeting for the purpose of considering and voting upon the IQB Voting Proposal. The Board of Directors of IQB shall recommend approval and adoption of IQB Voting Proposal by the stockholders of IQB and include such recommendation in the Joint Proxy Statement/Prospectus, and
(ii) neither the Board of Directors of IQB nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Wherify, the recommendation of the Board of Directors of IQB or such committee that IQB's stockholders vote in favor of the IQB Voting Proposal. Notwithstanding anything to the contrary contained in this Agreement, IQB, after consultation with Wherify, may adjourn or postpone the IQB Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to IQB's stockholders or, if as of the time for which IQB Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of IQB Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the IQB Stockholders Meeting.

      10.15 FORM S-8. IQB shall file a registration statement on Form S-8 with the SEC covering the shares of IQB Common Stock issuable with respect to assumed Wherify Stock Options as promptly as practicable, and in any event within thirty
(30) days, after the Closing Date and will use all commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Wherify Stock Options remain outstanding.

      10.16 TAX MATTERS. The Wherify Shareholders shall be responsible for timely filing all federal and state income tax returns of Wherify for taxable periods ending on or prior to the Effective Time of the Merger and have paid or will pay all income taxes attributable to the income of Wherify for such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices. IQB and Wherify, on the one hand, and the Wherify Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of Wherify for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

      10.17 RULE 16B-3 EXEMPTION. The Board of Directors of IQB, upon approving the Merger but prior to the consummation of the Merger, shall approve, in such form as is required by Rule 16b-3 promulgated by the SEC under the Exchange Act, the deemed acquisition of shares of IQB Common Stock issued in connection with the Merger by the directors or officers of Wherify, if any, who will be (a) exchanging Wherify Capital Stock for IQB Common Stock, and (b) functioning as directors or officers of IQB following the Merger.

      10.18 REORGANIZATION MATTERS.



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

            (a) The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of Wherify, the Wherify Shareholders and IQB shall not take any action and shall not fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368(a) of the Code.

            (b) Each of Wherify, the Wherify Shareholders and IQB shall report the Merger as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a "determination" within the meaning of
Section 1313(a) of the Code.

      10.19 GOVERNMENTAL APPROVALS.

            (a) The Parties shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use their commercially reasonable efforts to, and shall use their commercially reasonable efforts to cause their respective Representatives and other Affiliates to, file within 20 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Without limiting the foregoing, within 20 days from the date hereof, if required, Wherify and IQB shall make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act. The filing fee that is required to be submitted with Wherify's and IQB's filing under the HSR Act in connection with the Merger shall be split evenly, by IQB and Wherify. IQB and Wherify shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to IQB and Wherify, as the case may be, and any of IQB's subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of IQB and Wherify (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its Representatives and Governmental Entities with respect to Governmental Approvals.

            (b) IQB and Wherify shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. IQB and Wherify shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

            (c) Notwithstanding the foregoing or any other provision of this Agreement, IQB shall have no obligation or affirmative duty under this Section
10.19 to cease or refrain from the ownership of any Assets, or the association with any Person which association is material to the operations of IQB, whether on the date hereof or at any time in the future.

                                   ARTICLE XI
                                 INDEMNIFICATION


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

      11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Wherify, IQB and the Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This
Section 11.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.


      11.2 INDEMNIFICATION BY WHERIFY. Wherify shall protect, indemnify and hold harmless IQB, and its respective officers, directors, stockholders, attorneys, accountants, employees, affiliates, heirs, beneficiaries, legal representatives, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by Wherify in this Agreement.

      11.3 INDEMNIFICATION BY IQB. IQB shall protect, indemnify and hold harmless Wherify, and their respective officers, directors, shareholders, attorneys, accountants, employees, affiliates, heirs, beneficiaries, legal representatives, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by IQB in this Agreement.

                                   ARTICLE XII
                              CONDITIONS TO CLOSING

      12.1 CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE. The respective obligations of Wherify, the Merger Sub and IQB to enter into the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) This Agreement and the Merger shall have been authorized and approved by the requisite vote of the shareholders of Wherify under applicable law and Wherify's Articles of Incorporation and Bylaws and by the requisite vote of the stockholders of IQB under applicable law and IQB's Certificate of Incorporation and Bylaws;

            (b) As of the Effective Time, no action, suit or proceeding shall have been instituted or, to the knowledge of the parties, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated hereby or to seek damages or other relief in connection therewith against any officer or director of Wherify, the Merger Sub or IQB;

            (c) Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Material Adverse Effect on IQB or Wherify;

            (d) All third party and other consents required for the Merger shall have been obtained;

            (e) Wherify shall use its best efforts to limit the outstanding shares of Wherify Capital Stock that either have failed to vote on the Wherify Voting Proposal or have voted against the Wherify Voting Proposal to no more than three percent (3%) of the outstanding shares of Wherify Capital Stock; and

            (f) The Registration Statement shall have become effective under the
Securities  Act  and  no  stop  order   suspending  the   effectiveness  of  the
Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.

      12.2 FURTHER CONDITIONS TO WHERIFY'S OBLIGATIONS TO CLOSE. The obligations of Wherify to enter into the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Each of the representations and warranties of IQB and the Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if each such representation and warranty were made at and as of the Closing (except in each case (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; (ii) for changes contemplated by this Agreement and (iii) where the failure to be true and correct individually or in the aggregate has not had a Material Adverse Effect on IQB, and IQB and the Merger Sub shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by them separately or collectively prior to or at the Closing, and at the Closing there shall be delivered to Wherify customary bring-down certificates (each dated as of the Closing, signed by IQB and the Merger Sub) to the foregoing effects;

            (b) IQB shall have at least $4 million in cash or cash equivalents on its most recently regularly prepared balance sheet, and any shares of IQB's Common Stock issued in connection with a capital raising transaction after the date of this Agreement shall not have been sold at less than $1.00 per share (as adjusted for stock splits, stock dividends and similar events); and

            (c) Since the date of this Agreement there shall not have been any change, event, circumstance, development or effect that individually or in the aggregate has had a Material Adverse Effect on IQB and its subsidiaries.

      12.3 FURTHER CONDITIONS TO THE MERGER SUB'S AND IQB OBLIGATIONS TO CLOSE. The obligations of the Merger Sub and IQB to enter into the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Each of the representations and warranties of Wherify contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if each such representation and warranty were made at and as of the Closing, (except in each case (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; (ii) for changes contemplated by this Agreement and (iii) where the failure to be true and correct individually or in the aggregate has not had a Material Adverse Effect on Wherify, and Wherify shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by them separately or collectively prior to or at the Closing, and at the Closing there shall be delivered to IQB and the Merger Sub customary bring-down certificates (each dated as of the Closing, signed by Wherify) to the foregoing effects;

            (b) Since the date of this Agreement there shall not have been any change, event, circumstance, development or effect that individually or in the aggregate has had a Material Adverse Effect on Wherify;

            (c) Wherify shall have entered into a reseller, distribution or similar agreement with Radio Shack, Black and Decker, Lear, Sprint, AT&T or such other nationally recognized company acceptable to IQB on terms and conditions, including potential revenue opportunity, reasonably satisfactory to IQB and substantially as previously represented in writing by Wherify to IQB;

            (d) IQB shall have received an opinion of counsel from Wherify's IP counsel as to the intellectual property of Wherify used or to be used in Wherify's current and proposed business operations (including all licensed intellectual property), which shall address such matters as ownership of intellectual property rights, chain of title, validity, freedom to operate (based upon W's current and proposed business operations), and appropriate barriers to entry consistent with Wherify's current and proposed business operations and which shall include such documents and representations of Wherify, the inventors, and other parties as to the matters listed above as are necessary for the opinion to be provided by counsel, in form and substance reasonably satisfactory to IQB in its reasonable discretion; and

            (e) Wherify shall have obtained signed Lock-Up Agreements from 90% of those Wherify shareholders who hold .5% or more of Wherify Capital Stock.

                                  ARTICLE XIII
                              ABANDONMENT OF MERGER

      13.1 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of Wherify or the stockholders of IQB:

            (a) By mutual consent of the Boards of Directors of Wherify, the Merger Sub and IQB;

            (b) by IQB, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Wherify set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 12.3(a) or 12.3(b) not to be satisfied, and
(ii) if curable, shall not have been cured within 20 days following receipt by Wherify of written notice of such breach or failure to perform from IQB;

            (c) by Wherify, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of IQB or the Merger Sub set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 12.2(a) or 12.2(b) not to be satisfied, and (ii) if curable, shall not have been cured within 20 days following receipt by IQB of written notice of such breach or failure to perform from Wherify;

            (d) by either IQB or Wherify if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (e) by either IQB or Wherify if at the Wherify Shareholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Wherify Voting Proposal is taken, the requisite vote of the shareholders of Wherify in favor of the Wherify Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 13.1(e) shall not be available to any party seeking termination if, at such time, such party is in material breach of or has failed to fulfill any of its material obligations under this Agreement and such breach or failure has been a principal cause of the inability to obtain the requisite vote of such shareholders);

            (f) by either IQB or Wherify if at the IQB Stockholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the IQB Voting Proposal is taken, the requisite vote of the stockholders of IQB in favor of the IQB Voting Proposal shall not have been obtained (provided the right to terminate this Agreement under this Section 13.1(f) shall not be available to any party seeking termination if, at such time, such party is in material breach of or has failed to fulfill any of its material obligations under this Agreement and such breach or failure has been a principal cause of the inability to obtain the requisite vote of such stockholders);

            (g) by IQB, if: (i) the Wherify Board (or any committee thereof) shall have failed to recommend approval of the Wherify Voting Proposal in its proxy or information statement; (ii) the Wherify Board shall have withdrawn or modified its recommendation of the Wherify Voting Proposal; (iii) Wherify shall have materially breached its obligations under Sections 10.1 or 10.14; or (iv) for any reason Wherify shall have failed to hold the Wherify Shareholders Meeting and submit the Wherify Voting Proposal to the Wherify's shareholders by the date which is sixty business days after the date the Registration Statement or the Permit, as the case may be, has been declared effective or issued; or

            (h) by Wherify, if: (i) the IQB Board (or any committee thereof) shall have failed to recommend approval of the IQB Voting Proposal in its proxy or information statement; (ii) the IQB Board shall have withdrawn or modified its recommendation of the IQB Voting Proposal; (iii) IQB shall have materially breached its obligations under Sections 10.1 or 10.14; or (iv) for any reason IQB shall have failed to hold the IQB Stockholders Meeting and submit the IQB Voting Proposal to the IQB's stockholders by the date which is sixty business days after the date the Registration Statement or the Permit, as the case may be, has been declared effective or issued.

      13.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 13.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of IQB, Wherify, the Merger Sub or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 5.22, 7.21, 10.11 and 13.3 and Article XIV of this Agreement and the Confidentiality Agreement, as amended hereby, shall remain in full force and effect and survive any termination of this Agreement.

      13.3 FEES AND EXPENSES.

            (a) Except as set forth in this Section 13.3, All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

            (b) Wherify shall pay IQB a termination fee of US $500,000 in the event of the termination of this Agreement:

                  (i) by IQB or Wherify pursuant to Section 13.1(e) if, at the time of such termination, Wherify is in willful breach of any of its obligations under Article VIII or X of this Agreement and such breach has been the principal cause of the inability to consummate the Merger or the failure to obtain the requisite vote of the shareholders of Wherify in favor of the Wherify Voting Proposal; or

                  (ii) by IQB pursuant to Section 13.1(g).

            (c) IQB shall pay Wherify a termination fee of US $500,000 in the event of the termination of this Agreement:

                  (i) by IQB or Wherify pursuant to Section 13.1(f) if, at the time of such termination, IQB is in willful breach of any of its obligations under Article IX or X of this Agreement and such breach has been the principal cause of the inability to consummate the Merger or the failure to obtain the requisite vote of the stockholders of IQB in favor of the IQB Voting Proposal; or

                  (ii) by Wherify pursuant to Section 13.1(h), unless (A) at or prior to the time of such failure, there shall have been publicly announced a Qualifying Proposal which shall not have been absolutely and unconditionally withdrawn and abandoned and (B) on or before the date 6 months following the date of such termination of this Agreement, IQB consummates a Superior Proposal.

      Any fee due under this Section 13.3 shall be paid by wire transfer of same-day funds within one business day after the date of termination of this Agreement, in the case of a payment pursuant to clause (i) or (ii) above.

            (d) Each party  acknowledges  that the agreements  contained in this
Section 13.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If any party fails to promptly pay any expense reimbursement or fee due hereunder, such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus five percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 13.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (i) of Section 13.2.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

      14.1 COMPLETE AGREEMENT. This Agreement contains a complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof, and all prior negotiations and agreements between the parties are superseded by this Agreement.

      14.2 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties at any time. Any waiver, extension or amendment shall be evidenced by any instrument in writing executed on behalf of the appropriate party or parties or on its behalf by its Chairman or President who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf.

      14.3 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.


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

      14.4 NOTICES. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date of such receipt is not a business day) of transmission by facsimile in each case to the intended recipient as set forth below:


 (a) if to IQB or Merger Sub, to

IQ Biometrix, Inc.
39111 Paseo Padre Parkway
Fremont, CA 94038
Attention: Michael Walsh, Chief Financial Officer
Facsimile: (510) 713-0206

with a copy to:

The Crone Law Group
201 Mission Street, Suite 1930
San Francisco, CA 94115
Attention: Mark Crone
Attention: Alisande M. Rozynko
Facsimile: (415) 495-8900


(b) if to Wherify, to

Wherify Wireless, Inc.
2000 Bridge Parkway, Suite 201
Redwood Shores, CA 94065
Attention: Timothy Neher, Chief Executive Officer
Facsimile: (650) 551-5225

with a copy to:

Allen Matkins Leck Gamble & Mallory LLP
333 Bush Street, Suite 1700
San Francisco, California 94104
Attention: Peter Townshend
Facsimile: (858) 481-5028

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

      14.6 GOVERNING LAW. AS TO ALL MATTERS OF LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW.

      14.7 SUBMISSION TO JURISDICTION. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of California, County of San Mateo in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.

      14.8 HEADINGS. Any headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

      14.9 EXECUTION OF COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      14.10 SEVERABILITY. If any provision of this Agreement is held or deemed to be, or in fact is, invalid, inoperative or unenforceable for any reason, this Agreement shall be construed as though such invalid, inoperative or unenforceable provision had never been contained in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

"IQB"                                              "WHERIFY"
I. Q. BIOMETRIX, INC.,                             WHERIFY WIRELESS, INC.,
a Delaware corporation                             a California corporation


By: /s/ William B.G. Scigliano              By: /s/ Timothy J. Neher
   --------------------------------            ---------------------------------
Name: William B.G. Scigliano                Name: Timothy J. Neher
     ------------------------------              -------------------------------
Title: President and CEO                   Title: President
      -----------------------------              -------------------------------

"MERGER SUB"

WHERIFY ACQUISITION, INC.,
a California corporation

By: /s/ William B.G. Scigliano
   --------------------------------
Name: William B.G. Scigliano
     ------------------------------
Title: President and CEO
      -----------------------------


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


                                    Exhibit A

                             Wherify Wireless, Inc.
                              Shareholder Agreement







                                   Schedule A
                             Wherify Wireless, Inc.

                              List of Shareholders:

                                  Timothy Neher
                                 Douglass Hajjar
                                  Harvey Miller

                                    Exhibit B

                               I.Q.Biometrix, Inc.
                              Stockholder Agreement



                                   Schedule B
                              I.Q. Biometrix, Inc.

                              List of Stockholders:

                                William Scigliano
                                   Greg Micek
                                 Daniel McKelvey

                                    Exhibit C

                            Articles of Incorporation

                                    Exhibit D

                                     Bylaws

                                    Exhibit E

                              Certificate of Merger

                                    Exhibit F

                                Lockup Agreement